UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOHAVEN LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

To Our Shareholders,
Biopharmaceutical companies must constantly evolve as emerging science drives our focus, and this past year we have seen another therapeutic shift in our industry with immunology, neuroscience, and obesity emerging into the foreground as the key drivers of innovative focus. Of course, oncology continues to be an area of focus and growth given large unmet needs in cancer therapeutics. Patients and physicians are demanding new and better treatment options in these emerging areas of focus-- and capital inflows have followed suit, as evidenced by a swath of blockbuster acquisitions taking place across these areas. Antibody Drug Conjugates (ADCs) were major beneficiaries of M&A interest, with Pfizer’s acquisition of Sea gen for $43 billion and Abbvie’s acquisition of ImmunoGen for $10 billion representing the more sizeable transactions in this space and Merck’s acquisition of Prometheus for $11 billion showing the ongoing interest in immunology, though large considerations paid for Cerevel ($9 billion) and Karuna Therapeutics ($14 billion) kept neuroscience squarely in the spotlight, and acquisitions of Versanis, Carmot Therapeutics, and Inversago represented some of the bigger headlines in a sea of acquisitions and licensing deals in the obesity/cardio-metabolic arena.

M&A appetite for quality biopharma persisted, and yet, fund flows into healthcare/biotechnology-dedicated funds suffered dramatically, with analysts detailing ~$16 billion in net outflows into this specific asset class, representing the largest year of capital outflows going back to 1992.1 Tepid performance in varying biopharma-levered stock indexes and a shrinking landscape of public biopharmaceutical companies further reflect the harsher reality many of our peers suffered in 2023.

Amidst the complex backdrop of shifting areas of therapeutic focus and the cyclical challenges of the financial markets, Biohaven has successfully anticipated the potential large growth opportunities in immunology, neuroscience, and oncology. Biohaven emerged as a new public company just over a year ago and has assembled five bold platforms to fuel multiple clinical programs in important disease areas. Targets include large indications, e.g., epilepsy, bipolar disorder, depression, obsessive-compulsive disorder (OCD), migraine, pain, obesity, Alzheimer's disease, Parkinson's disease, multiple sclerosis, rheumatoid arthritis, and cancer, as well as rare autoimmune and inflammatory diseases, including myasthenia gravis, cardiomyopathy, spinal muscular atrophy and IgA nephropathy.

As I reflect on this past year and the work we completed to drive proliferation of data in those dynamic innovating areas, I am humbled not only by the value creation we have overseen to date, but by the unwavering support we have received from visionary shareholders like you. I also continue to be in awe of the “small but mighty” team of drug developers at Biohaven who continue to ensure we remain at the forefront of innovation for patients.

At Biohaven, we are addressing some of the most challenging indications with the boldest of scientific approaches.

Let’s review some notable progress we made and forthcoming expectations:

Inflammation and Immunology Platform (IgG, IgA, and β1-AR Degradation; TYK2/JAK1 Inhibition)
Our extracellular protein degrader program, for example, has generated multiple new investigational agents that are rapidly advancing into the clinic, initially targeting IgG, IgA, and β1-AR autoantibodies to treat both common and rare autoimmune diseases. The platform offers an exquisite mechanism of action differentiated from FcRn targeting agents with the potential for a faster onset of action, deeper reductions in IgG, no mechanistic effects on albumin or cholesterol, self-administered subcutaneous dosing, and ability to dose in conjunction with Fc-containing biologic therapeutic agents. This platform alone allows for new compound generation in only 12–18 months. Next steps: Once we clear regulatory review of our planned first-in-human study, we expect BHV-1300 Phase 1 IgG lowering clinical data in 1Q or early 2Q 2024; a total of 4 INDs are expected for the degrader program in 2024.

We have also advanced a second immune modulating platform with BHV-8000, a first-in-class, oral, brain-penetrant, selective TYK2/JAK1 inhibitor with broad potential for neuroinflammatory and neurodegenerative disorders. In our ongoing Phase 1 study in healthy volunteers, we successfully completed our single ascending dose cohort and multiple ascending dose cohort that we believe may be in our projected therapeutic dose ranges with a favorable tolerability profile. Next steps: We look forward to initiating studies in patients suffering from some of the most intractable neurodegenerative indications imaginable, including multiple sclerosis, early Parkinson's disease, early Alzheimer's disease, and in the prevention of amyloid therapy induced ARIA in 2024.

1 Source: Lipper (a Thomson Reuters company), FactSet, Piper Sandler

Ion Channel Platform: Kv7 Activation (BHV-7000) and TRPM3 Antagonism (BHV-2100)
We have demonstrated CNS target engagement and differentiated tolerability with BHV-7000, our novel and selective activator of Kv7.2/Kv7.3, without the typical CNS side effects of other non-selective agents in this class across an array of clinical and non-clinical studies. We also successfully completed development of an extended-release formulation of BHV-7000 to allow for once-daily dosing to be studied in future clinical programs.

Separately, we were excited to announce that we are officially “back in migraine” as progress continues with BHV-2100, our first-in-class, oral, selective TRPM3 antagonist offering a novel, non-addictive treatment for migraine and neuropathic pain. Preliminary pharmacokinetic and safety data from the ongoing Phase 1 study in healthy volunteers supports evaluation of BHV-2100 in acute migraine – it’s rapidly absorbed and quickly achieves 90% inhibitory concentrations and has been well tolerated at projected therapeutic concentrations to date. Next steps: We look forward to advancing BHV-7000 in an array of clinical studies for focal epilepsy, generalized epilepsy, bipolar disorder, and major depressive disorder. We also expect to initiate a BHV-2100 Phase 2 study in acute migraine and conduct a proof-of-concept study for neuropathic pain in 2H 2024.

Myostatin Platform: Taldefgrobep Alfa (BHV-2000)
GLP-1 agonists have driven outsized weight loss but at the expense of lean skeletal muscle wasting. Consider the paradigm-shifting potential of our taldefgrobep alfa program in addressing the obesity crisis, where in preclinical models and in Phase 1 studies, taldefgrobep demonstrated meaningful reductions in fat mass while increasing lean muscle mass. As we know, preserving and enhancing muscle mass and function is critical to healthy weight maintenance and glucose metabolism. Next steps: We expect to initiate a Phase 2 study in obesity in 2Q 2024 and report Phase 3 topline results in SMA in 2H 2024.

Glutamate Modulation Platform: Troriluzole (BHV-4157)
Glutamate is a tightly regulated neurotransmitter that has been implicated in the pathogenesis of a number of neurologic and neuropsychiatric disorders. For instance, approximately three million Americans suffer from obsessive-compulsive disorder (OCD) – a debilitating neuropsychiatric illness that often plagues patients with unwanted thoughts and debilitating compulsions. Sadly, there has been a dearth of new therapeutic developments for decades despite glutamate dysfunction being linked to this disorder. Troriluzole is a novel glutamate modulator currently in Phase 3 development for OCD. It is being evaluated as an adjunctive therapy in patients with an inadequate response to existing standard of care treatment. In a Phase 2 trial in OCD patients, troriluzole demonstrated consistent numerical benefits vs. placebo on the Yale-Brown Obsessive Compulsive Scale (the primary endpoint) at all timepoints and informed the Phase 3 study design. Next steps: We await database lock in 1Q 2024 and expect to report Phase 3 interim analysis topline results in 2Q 2024.

Oncology Platform: TROP2 directed ADC (BHV-1510), CD30 next-gen brentuximab ADC (BHV-1500), and CD38 bispecific targeted cell therapy (BHV-1100)
Relentless pursuit of identifying the best targeted cancer treatments has kept the ADC space firmly in the spotlight this year; the unmet need is immense, the clinical and commercial value is undeniable, and unprecedented advances in linker technologies and conjugation methods understandably attracted staggering levels of M&A, licensing, and venture capital interest in 2023. Biohaven's proprietary ADC technology is focused on novel conjugation chemistry with the potential to be superior to the current industry standard maleimide and lipophilic click chemistry. The goal of the technology is to provide more stable and consistent drug antibody ratio for use in oncology. Improved linker stability should yield a wider therapeutic index which potentiates improved safety (less systemic, untargeted payload) and efficacy (targeted payload delivered to tumors). We couldn’t be more excited about our most advanced ADC, BHV-1510, a fully optimized next-generation Trop2 directed ADC with potential best-in-class payload and enhanced stability, and a highly differentiated efficacy and safety profile providing an opportunity to broaden therapeutic margin, increase time on treatment, and improve efficacy. Next steps: We look forward to initiating a Phase 1 trial of BHV-1510 (TROP2) in 2Q 2024 and expect to submit an IND for BHV-1500 (next gen brentuximab ADC) in 2H 2024.

***
Last year, I said if past is prologue, this proven team would continue to succeed in achieving its mission for patients, shareholders and employees -- and we delivered on that promise. We are energized by the progress we have made, inspired by the patients and physicians who continue to remind us just how much Days Matter, and thrilled with the value we have only just begun to create for shareholders. With the 5 core programs we have assembled to date -- each one offering an industry-leading approach for addressing a high unmet need in common and rare diseases alike – we’re looking ahead to accomplishing even more incredible outcomes for patients and shareholders. I’m so proud of the people walking our halls who are sparking innovative research & development and driving clinical outcomes for patients – their passion and progress this past year has been inspiring. We look forward to contributing to a bright future for patients and investors.

Vlad Coric, M.D., Chair and Chief Executive Officer

BIOHAVEN LTD.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Tuesday, April 30, 2024
Dear Shareholder:
The Annual Meeting of Shareholders (the "Annual Meeting") of Biohaven Ltd., or the Company, will be held at the Rosewood Bermuda, Tucker's Point Drive 60, Tuckers Point Drive, HS 02, Bermuda, on Tuesday, April 30, 2024 at 10:00 a.m. local time for the following purposes:
1.    To elect the Board of Directors' nominees:
(a)    Julia P. Gregory,
(b)    John W. Childs, and
(c)    Gregory H. Bailey, M.D.
to the Board of Directors to hold office until the 2027 Annual Meeting of Shareholders;
2.    To ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.     To hold a non-binding advisory vote on the frequency of future advisory votes on the Company's named executive officer compensation; and
4.    To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice. All shareholders are invited to attend the Annual Meeting in person. The record date for the Annual Meeting is March 4, 2024. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.
We are delivering proxy materials for the Annual Meeting under the “Notice and Access” rules of the Securities and Exchange Commission (the “SEC”). These rules permit us to furnish proxy materials, including the attached Notice of Annual Meeting, Proxy Statement and our 2023 annual report to shareholders, to our shareholders by providing access to those documents on the Internet instead of mailing printed copies. The rules also allow us to help the environment by reducing the consumption of paper, energy and other natural resources and to lower printing and distribution expenses paid by the Company. Our shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review all of our proxy materials on the Internet. Our shareholders will not receive printed copies unless they request them. The Notice also explains how you may submit your proxy on the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on April 30, 2024 at 10:00 a.m. local time at the Rosewood Bermuda, Tucker's Point Drive 60, Tuckers Point Drive, HS 02, Bermuda

The proxy statement and annual report to shareholders
are available at www.proxyvote.com.

By Order of the Board of Directors,

Douglas Gray
Corporate Secretary

Road Town, Tortola, British Virgin Islands
March 18, 2024

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. If you received printed proxy materials and wish to vote by mail, please complete, date, sign and return your proxy card in the enclosed envelope (which is postage prepaid if mailed in the United States).. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

BIOHAVEN LTD.
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, CT 06510
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 30, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
Pursuant to the SEC “Notice and Access” rules, we are furnishing our proxy materials to our shareholders over the Internet instead of mailing each of our shareholders paper copies of those materials. Accordingly, we are sending our shareholders by mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your common shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice or on the website referred to in the Notice.
If you own common shares in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your common shares, please follow each of the separate proxy voting instructions that you received for your common shares held in each of your different accounts.
We are sending the Notice to our shareholders by mail beginning on or about March 18, 2024.
What information does the Notice contain?
The Notice includes, among other matters: (i) the place, date and time of the 2024 Annual Meeting of Shareholders (the “annual meeting”); (ii) a brief description of the proposals to be voted on at the annual meeting and the Board of Directors’ (the "Board" or the "Board of Directors") voting recommendation with regard to each proposal; (iii) information regarding the website where the proxy materials are posted; (iv) various methods by which a shareholder may request paper or electronic copies of the proxy materials; and (v) instructions on how to vote by Internet, by telephone, by mail or in person at the annual meeting.
Why am I receiving access to these materials?
You are receiving access to these proxy materials because the Board of Directors of Biohaven Ltd. (“Biohaven” or the “Company”) is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the annual meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy by phone or online, or, if you received printed proxy materials, complete, date, sign and return the enclosed proxy card.
The approximate date on which these proxy materials are first being made available to all shareholders of record entitled to vote at the annual meeting is March 18, 2024.
How do I attend the annual meeting?
The annual meeting will be held on Tuesday, April 30, 2024 at 10:00 a.m. local time at the Rosewood Bermuda, Tucker's Point Drive 60, Tuckers Point Drive, HS 02, Bermuda. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?
Only shareholders of record at the close of business on March 4, 2024 will be entitled to vote at the annual meeting. On this record date, there were 81,596,082 common shares outstanding, each of which is entitled to one vote per share. Each common share confers upon the holder the right to one vote at the annual meeting.
Shareholder of Record: Shares Registered in Your Name
If on March 4, 2024 your shares were registered directly in your name with Biohaven’s transfer agent, EQT Corporation, then you are a shareholder of record. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you vote by proxy by phone or online as instructed below or if you received printed proxy materials, to fill out and return the enclosed proxy card, to ensure your vote is counted.
If you are a shareholder of record, the Notice is being sent to you directly.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 4, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
How can I view the shareholder list?
A list of the shareholders entitled to vote at the annual meeting will be available for inspection upon request of any shareholder for any purpose germane to the annual meeting at our U.S. subsidiary's office at 215 Church Street, New Haven, CT 06510, during the ten days prior to the annual meeting, during ordinary business hours. To make arrangements to review the list prior to the annual meeting, shareholders should contact the Corporate Secretary at +1 (401) 274-9200 or Douglas.Gray@lockelord.com.
On what matters am I voting?
The following matters are scheduled for a vote:
•Election of Directors:
•    Proposal 1(a): Election of Julia P. Gregory as a director of the Company;
•    Proposal 1(b): Election of John W. Childs as a director of the Company; and
•    Proposal 1(c): Election of Gregory H. Bailey, M.D. as a director of the Company.
•    Proposal 2: Ratification of selection by the audit committee of the Board of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
•    Proposal 3: A non-binding advisory vote on the frequency of future advisory votes on the Company's named executive officer compensation.
How does the Board of Directors recommend I vote?
Our Board of Directors recommends you vote:
•“FOR” each of the nominees to the Board of Directors.
•“FOR” ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024.

• "FOR” the frequency of “1 year” for future advisory votes on the Company’s named executive officer compensation.
What if another matter is properly brought before the annual meeting?
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
With respect to Proposals 1(a), 1(b) and 1(c), you may either vote “For” or “Against” each of the nominees to the Board or you may “Abstain” from voting for any nominee you specify.
With respect to Proposal 2, you may vote “For” or “Against” or you may “Abstain” from voting.
With respect to Proposal 3, you may vote for a frequency of “1 year,” “2 years,” “3 years” or you may “Abstain” from voting.
The procedures for voting are:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may (1) vote in person at the annual meeting, (2) vote by proxy online, (3) vote by proxy by phone, or (4) if you received printed proxy materials, vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.
(1)    To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
(2)    To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your online vote must be received by 11:59 p.m. ET on April 29, 2024 to be counted.
(3)    To vote by phone, dial toll-free 1-800-690-6903. You will be asked to provide the company number and control number from the enclosed proxy card. Your phone vote must be received by 11:59 p.m. ET on April 29, 2024 to be counted.
(4)    To vote using the proxy card, simply complete, sign and date the proxy card enclosed with your printed proxy materials and return it promptly in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by April 29, 2024. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Biohaven. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by phone or online as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, holders of our common shares have one vote for each common share owned as of March 4, 2024.

What happens if I do not vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record and do not vote by completing your proxy card online, by mail, by phone or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation which we are not required to hold this year, or advisory shareholder votes on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1(a), 1(b), 1(c), or 3 without your specific voting instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024 and “For” the frequency of “1 year” for future advisory votes on the Company’s named executive officer compensation. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to the Notice and these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•    You may grant a subsequent proxy by phone or online.
•    You may submit another properly completed proxy card with a later date.
•    You may send a timely written notice that you are revoking your proxy to Biohaven’s Corporate Secretary at c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, CT 06510.
•    You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.
Your most current proxy card or proxy submitted by phone or online is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s annual meeting?
In accordance with the SEC’s Rule 14a-8, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 18, 2024 to our Corporate Secretary at c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, CT 06510. If you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before the 2025 annual meeting of shareholders, you must deliver your notice to our Corporate Secretary at the address above between December 31, 2024 and January 30, 2025, which is at least 90 days, but not more than 120 days, prior to the first anniversary of our 2024 Annual Meeting of Shareholders. Your notice to the Corporate Secretary must set forth information specified in our Memorandum and Articles of Association, including your name and address and the class and number of our shares that you beneficially own.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Biohaven’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2025.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must include, as to each person you propose to nominate for election as a director, the information required by our Amended and Restated Memorandum and Articles of Association and any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Memorandum and Articles of Association filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on October 3, 2022.
How are votes counted?
Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, (1) for each of the proposals to elect directors, votes “For,” “Against” and any broker non-votes and abstentions, (2) with respect to the ratification of independent auditors, votes “For,” “Against” and abstentions and (3) with respect to the frequency of named executive officer compensation advisory votes, votes for “1 year,” “2 years,” “3 years” and any broker non-votes and abstentions.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
For Proposals 1(a), 1(b) and 1(c), the election of directors, any nominees receiving “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain, will be elected. Only votes “For” or “Against” will affect the outcome with respect to these three proposals, and abstentions will have no effect. Broker non-votes will have no effect and will not be counted toward the vote total for the director nominees.
To be approved, Proposal 2, the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Only votes "For" or "Against" will affect the outcome with respect to this proposal, and abstentions will have no effect.
Approval of Proposal 3 will be determined by the frequency receiving the greatest number of votes. Abstentions will have no effect. This advisory vote on the frequency of the Say-on-Pay vote is not binding on the Company, the compensation committee or the Board. However, the compensation committee and the Board will take into account the result of the vote when determining the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual meetings.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum is present if shareholders holding at least 50% of the votes of the shares entitled to vote on the matters to be considered at the annual meeting are present in person or represented by proxy. On the record date, there were 81,596,082 common shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) online, by mail, by phone or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the annual meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
The proxy statement, Annual Report on Form 10-K and annual report to shareholders are available at www.proxyvote.com.

PROPOSALS 1(A), 1(B) AND 1(C)
ELECTION OF DIRECTORS
Our Board is divided into three classes and currently has eight members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are three directors in the class whose term of office expires in 2024, Julia P. Gregory, John W. Childs and Gregory H. Bailey, M.D. Ms. Gregory, Mr. Childs and Dr. Bailey each currently serve on the Board of Directors. If re-elected at the annual meeting, each of these nominees will serve until the 2027 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite and encourage all directors and nominees for director to attend the annual meeting.
Directors are elected by a majority of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors and which have not abstained from voting. Accordingly, for each of Proposals 1(a), 1(b) and 1(c), the nominee receiving “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain, will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.
If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee to recommend that person as a nominee for director, as of the date of this proxy statement.
The nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the nominating and corporate governance committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and corporate governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and corporate governance committee to believe that nominee should continue to serve on the Board. However, each of the members of the nominating and corporate governance committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Julia P. Gregory
Julia P. Gregory, age 71, has served as a director of our Company since September 2022, and prior to that served as a director of the Former Parent since August 2017. Ms. Gregory has been Chairman and Chief Executive Officer of Isometry Advisors, Inc. ("Isometry"), a biotechnology financial, strategy and management advisory firm, since April 2016. Ms. Gregory formerly served as Chief Executive Officer at ContraFect Corporation from November 2013 through March 2016 and as a member of ContraFect’s Board of Directors from April 2014 through March 2016. Prior to her appointment as Chief Executive Officer of Isometry, she served as ContraFect’s Executive Vice President and Chief Financial Officer from July 2012 to November 2013. Prior to her time at ContraFect, she served as President and Chief Executive Officer of Five Prime Therapeutics, Inc. (sold to Amgen) from 2009 until August 2011, and as Executive Vice President, Corporate Development and Chief Financial Officer of Lexicon Pharmaceuticals, Inc. (NASDAQ: LXRX) from 2000 to 2008. Ms. Gregory has 20 years of investment banking experience, starting at Dillon, Read & Co. and subsequently at Punk, Ziegel & Company, where she served as the head of investment banking and head of its life sciences practice. Ms. Gregory served on the Board of Directors of the Sosei Group Corporation (TSE: 4565.T) through March 2020, as Executive Chair of Cavion,

Inc. (sold to Jazz Pharmaceuticals plc. in August 2019), IMV, Inc. until January 2023 and Freeline Therapeutics Holding plc until February 2024 when it was taken private by Syncona Ltd. Ms. Gregory currently serves on the Board of Directors of Nurix Therapeutics, Inc. (NASDAQ: NRIX). Ms. Gregory obtained a Masters of Business Administration from the Wharton School at the University of Pennsylvania, and earned her B.A. at George Washington University. We believe that Ms. Gregory’s industry leadership and expertise in strategy development and implementation, investment banking and business development qualify her to serve as a member of our Board.
John W. Childs
John W. Childs, age 81, has served as a director of our Company since September 2022, and prior to that served as a director of the Former Parent since January 2014. Mr. Childs is the Chairman of J.W. Childs Associates, L.P., a private equity and special situation investment firm founded in 1995, currently focusing on life science, real estate and consumer brands investments. Previously, Mr. Childs was Senior Managing Director of the Thomas H. Lee Company from 1987 to 1995, where he had broad responsibilities for originating, analyzing, negotiating, and managing leveraged buyout transactions, such as those at Snapple and General Nutrition Company. Prior to that Mr. Childs held various executive positions in the investment area at the Prudential Insurance Company of America, ultimately serving as Senior Managing Director in charge of the Capital Markets Group. He is currently a Director of Realm, LLC, a Napa wine company, Biohaven Ltd., OMAX Health, VeraDermics and Basin Holdings. Prior to their sale, he was Chairman of the Board of Kosta Browne, Sunny Delight and CHG Healthcare Services. Mr. Childs is also on the board of Delta Waterfowl, Waterfowl Research Foundation and the Wild Salmon Center, focusing on wildlife conservation. Mr. Childs has a B.A. from Yale University and a M.B.A. from Columbia University. We believe that Mr. Childs’s extensive experience in private equity, venture capital and life science qualifies him to serve as a member of the Board.
Gregory H. Bailey, M.D.
Gregory H. Bailey, M.D., age 68, has served as a director of the Company since September 2022, and prior to that served as a director of the Former Parent since January 2014. Dr. Bailey has served as Chief Executive Officer of Juvenescence Limited, a life science and biotech company developing therapies to increase healthy human longevity, since co-founding the company in 2016. Dr. Bailey is a co-founder and has served as managing partner of MediqVentures since January 2014, the chairman and director of Portage Biotech, Inc. (OTCBB: PTGEF) since June 2013, a director of Portage Pharmaceuticals Limited since June 2013, and director of Manx Financial Group since March 2018. He has been a managing partner of Palantir Group, Inc., a merchant bank involved in a number of biotech company startups and financings since April 2002. Dr. Bailey was a founder of SalvaRx Group Plc and has served on its board of directors since May 2015. Dr. Bailey was also the co-founder of Ascent Healthcare Solutions, VirnetX Inc. (NYSE American: VHC), and DuraMedic Inc. He was the initial financier and an independent director of Medivation, Inc., from 2005 to December 2012. He has also served on the board of directors of AgeX Therapeutics, Inc. (NYSE American: AGE) since 2018. Dr. Bailey practiced emergency medicine for ten years before entering finance. He received his medical degree from the University of Western Ontario. We believe that Dr. Bailey’s extensive venture capital industry experience and technical background, along with his experience with public companies and biopharmaceutical companies, qualifies him to serve as a member of the Board.
FOR PROPOSALS 1(A), 1(B) AND 1(C), THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING
Vlad Coric, M.D.
Dr. Coric, age 53, has served as our chief executive officer and as a director since our formation, and was previously the chief executive officer and a director of the Former Parent. Dr. Coric has more than 22 years of drug development experience at Yale School of Medicine, Bristol-Myers Squibb, Biohaven and the Former Parent. He has been involved in multiple drug development programs, including marketed drugs or filed NDAs such as Nurtec® ODT (rimegepant; oral calcitonin related peptide antagonist), ZAVZPRET (zavegepant; intranasal calcitonin related peptide antagonist), Abilify® (aripiprazole; partial dopamine agonist), Opdivo® (nivolumab; anti-PD1), Yervoy® (Ipilimumab; anti-CTLA-4), Daklinza® (daclatasvir; NS5A inhibitor), and Sunvepra® (asunaprevir; NS3 inhibitor). From January 2007 to September 2015, he served as a group director of global clinical research at Bristol-Myers Squibb Company, or BMS, focusing both in oncology global clinical research and neuroscience global clinical research. Under Dr. Coric’s leadership, Biohaven has developed a broad therapeutic portfolio comprised of early- and late-stage product candidates targeting neurological and neuropsychiatric diseases, epilepsy, bipolar and major depressive disorder, OCD, SCA and SMA. Dr. Coric also led Biohaven’s acquisition of its novel Kv7 channel platform and the sale of the Former Parent to Pfizer in 2022. Since July 2001, Dr. Coric has also continued to serve as an associate clinical professor of psychiatry at Yale School of Medicine. He previously served as the chief of the Yale Clinical Neuroscience Research Unit and the director of the Yale Obsessive-Compulsive Disorder Research Clinic. He has served as president of the Connecticut Psychiatric Society. He also serves as a special advisor to General Atlantic and on the boards of directors of Revance Therapeutics, Inc., and Vita Therapeutics, Inc. Dr. Coric received his M.D. from Wake Forest University School of Medicine. He completed his internship at Yale-New Haven Hospital and residency training at the Yale Psychiatry Residency Training Program, where he also served as the program-wide chief resident for the Yale Department of Psychiatry, and chief resident on the PTSD firm at the West-Haven Connecticut Veterans Administration Hospital. Dr. Coric was an honors scholar in neurobiology and physiology at the University of Connecticut where he received a B.S. degree. We believe that Dr. Coric’s operational experience with our Company gained from serving as our chief executive officer, as well as his extensive experience in the biopharmaceutical industry, qualifies him to serve as a member of our Board.
Kishan Mehta
Kishan Mehta, age 37, has served as a director of our Company since September 2022, and prior to that served as a director of the Former Parent since June 2021. Mr. Mehta is the Portfolio Manager of the Averill and Averill Madison strategies at Suvretta Capital Management, LLC ("Suvretta"). Mr. Mehta has over a decade of experience in the healthcare industry. Since 2021, Mr. Mehta has also served as President and a director of four Nasdaq-listed special-purpose acquisition companies affiliated with Suvretta, Social Capital Suvretta Holdings Corp. I (from which Mr. Mehta resigned in August 2022 in connection with its business combination), Social Capital Suvretta Holdings Corp. II, Social Capital Suvretta Holdings Corp. III (from which Mr. Mehta resigned in July 2022 in connection with its business combination), and Social Capital Suvretta Holdings Corp. IV. Prior to becoming the Portfolio Manager of the investment strategy at Suvretta, he served as a strategic advisor to Biohaven Pharmaceuticals, Inc. where he advised the firm on various business development, corporate strategy, and capital structure decisions. From 2016 to 2018, Mr. Mehta served as a Portfolio Manager at Surveyor Capital, a division of Citadel, where he managed a beta and factor neutral, healthcare-focused long/short equity portfolio. From 2012 to 2016, he was an Analyst at Adage Capital, where he focused on public/private investments in therapeutics. Prior to that, Mr. Mehta had a similar role at Apothecary Capital, a division of BBT Capital. From 2007 to 2010, Mr. Mehta worked as a Mergers & Acquisitions Analyst at Evercore Partners, focusing on pharmaceuticals. We believe that Mr. Mehta’s extensive experience in finance, equity investments and life science companies qualifies him to serve on the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Michael T. Heffernan
Michael T. Heffernan, age 59, has served as Lead Independent Director of our Company since September 2022, and prior to that served as a director of the Former Parent since January 2020. Mr. Heffernan has over 25 years of leadership experience in the biotech and pharmaceutical industries. Mr. Heffernan is the Founder and Chairman of the Board of Collegium Pharmaceutical, Inc. (NASDAQ: COLL), where he previously served as President and Chief Executive Officer from October 2002 until July 2018. In addition, he is actively managing Avenge Bio, Inc. an Immuno-Oncology company that he co-founded in March 2019. Mr. Heffernan served as President and Chief Executive Officer of Cllegium Pharmaceuticals, Inc from its founding until June 2018. He also served as the Founder and Chief Executive Officer of Onset Dermatologics LLC, a dermatology company that he spun out of Collegium Pharmaceutical, Inc. to create PreCision Dermatology Inc. which was later sold to Bausch Health Companies Inc. (formerly Valeant Pharmaceuticals International Inc.) in July 2014. Prior to that, Mr. Heffernan held positions as co-founder and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., a public healthcare services company, and Chief Executive Officer and Chairman of PhyMatrix Corp. Mr. Heffernan began his career at Eli Lilly and Company where he served in numerous sales and marketing roles. Mr. Heffernan has been an advisor, investor and board member in a number of biopharmaceutical and healthcare services companies. His recent board memberships include: TyRx, Inc. (sold to Medtronic plc), PreCision Dermatology Inc. (sold to Bausch Health Companies Inc.), Ocata Therapeutics, Inc. (sold to Astellas Pharma Inc.), Veloxis Pharmaceuticals, Inc. (sold to Asahi Kasei Corporation) and Akebia Therapeutics, Inc. (NASDAQ: AKBA) through June 2022. He is a member of the board of Synlogic, Inc. (NASDAQ: SYBX) and Trevi Therapeutics Inc. (NASDAQ: TRVI). We believe that Mr. Heffernan’s extensive experience as a senior executive in the commercial pharmaceutical industry qualifies him to serve as a member of our Board.
Irina Antonijevic, M.D., Ph.D.
Irina Antonijevic, age 59, has served as a director of our Company since September 2022, and prior to that served as a director of the Former Parent since May 2022. Dr. Antonijevic is currently Chief Medical Officer (“CMO”) at EveryONE Medicines, a company developing individualized precision therapeutics targeting severe central nervous system disorders caused by genetic mutations that affect only one or only a very small number of individuals. Prior to that, she served as CMO and head of R&D at Triplet Therapeutics, VP of Translational Medicine and Development at Wave Life Sciences, CMO at vasopharm GmbH, developing a treatment for severe traumatic brain injury, and Head of Early Development, MS, Neurology and Ophthalmology at Sanofi Genzyme. Dr. Antonijevic has been a member of the supervisory board of 4SC AG since 2012, and of Paion AG from 2017 through early 2022. Dr. Antonijevic is board certified in psychiatry and completed her residency in psychiatry and neurology at the Max Planck Institute for Psychiatry. Dr. Antonijevic obtained her venia legendi from the Berlin University and her PhD from the University of Edinburgh, United Kingdom. We believe that Dr. Antonijevic’s extensive experience in neuroscience research and drug development qualifies her to serve as a member of our Board.
Robert J. Hugin
Robert J. Hugin, age 69, has served as a director of our Company since September 2022, and prior to that served as a director of the Former Parent since June 2020, served as Chief Executive Officer of Celgene Corporation, a biopharmaceutical company, from June 2010 until March 2016, as Chairman of its Board of Directors from June 2011 to March 2016 and as Executive Chairman from March 2016 to January 2018. Prior to June 2010, Mr. Hugin held a number of management roles at Celgene, including President from May 2006 to July 2014, Chief Operating Officer from May 2006 to June 2010 and Senior Vice President and Chief Financial Officer from June 1999 to May 2006, and served as a director of Celgene from December 2001 through January 2018. Prior to that, Mr. Hugin was a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin is currently a member of the board of directors of Chubb Limited. In the past five years, Mr. Hugin also served as a director of Allergan plc, Danaher Corporation and The Medicines Company. We believe that Mr. Hugin’s extensive experience as a chief executive officer in the biopharmaceutical industry qualifies him to serve as a member of our Board.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
The Board conducts an annual assessment of the independence of its members under relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NYSE rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that Dr. Bailey, Mr. Childs, Ms. Gregory, Mr. Hugin, Dr. Antonijevic and Mr. Heffernan, representing six of our eight directors, are “independent directors” as defined under NYSE rules. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE: CHAIR AND LEAD INDEPENDENT DIRECTOR
Our Board Chair is currently Dr. Coric, the Chief Executive Officer. Dr. Coric assumed the Chair position on September 28, 2022. In addition to the Chair, pursuant to our Corporate Governance Guidelines, the Board has a separate Lead Independent Director. Mr. Heffernan became the Lead Independent Director on September 28, 2022. The Lead Independent Director is responsible for coordinating the activities of the independent directors, and, in addition to the duties of all Board members, is responsible for:
•working with the Chief Executive Officer to develop and approve a Board meeting schedule;
•working with the Chief Executive Officer to develop and approve Board meeting agendas;
•providing the Chief Executive Officer feedback on the quality, quantity, and timeliness of the information provided to the Board;
•developing the agenda for and moderating executive sessions of the independent members of the Board;
•presiding over Board meetings when the Chief Executive Officer is not present or when Board or Chief Executive Officer performance or compensation is discussed;
•acting as the principal liaison between the independent members of the Board and the Chief Executive Officer;
•convening meetings of the independent directors as appropriate;
•being available for consultation and direct communication with shareholders as deemed appropriate; and
•performing other duties as the Board may determine from time to time.
Accordingly, the Lead Independent Director has substantial ability to shape the work of the Board. We believe that the separation of the positions of Lead Independent Director and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Lead

Independent Director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our shareholders. As a result, we believe that having a Lead Independent Director can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board Chair and the Lead Independent Director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
PROHIBITION AGAINST HEDGING
The Company’s Insider Trading and Window Period Policy (the "Trading Policy") prohibits any employee, officer or director from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. However, the Trading Policy permits margin account transactions in Company stock and pledges of Company stock in connection with such transactions which are otherwise permitted under the Trading Policy and that are in compliance with applicable law.
INCENTIVE COMPENSATION RECOVERY (CLAWBACK) POLICY
On August 8, 2023, in accordance with the New York Stock Exchange listing requirements, the Company updated its existing Incentive Compensation Recovery Policy (the “Clawback Policy”), which policy became effective August 8, 2023. Such policy provides for recovery by the Company of certain incentive compensation paid to current and former executive officers in the event that the Company is required to prepare an accounting restatement which resulted in the payment of incentive compensation greater than what should have been paid based on the restated financial results or corrected metric. This includes the cancellation and/or reduction of outstanding awards and the return of shares and/or cash paid and/or gain realized from an award.
EQUITY OWNERSHIP POLICY
To encourage the Company’s directors and executive officers to maintain a significant ownership interest in the Company and align their interests with those of shareholders, the Company has adopted an equity ownership policy. The Company requires its directors and executive officers (as defined in Rule 3b-7 promulgated under the Exchange Act) to have an equity ownership interest in the Company in accordance with the following schedule, in each case, measured as of January 1 of each year:

Chief Executive Officer	3x annual base salary and cash bonus
Other executive officers	1x annual base salary and cash bonus
Non-employee directors	Not less than $1,000,000 in equity value
The chief executive officer, other executive officers and non-employee directors were all in compliance with the equity ownership policy as of the record date of March 4, 2024.
Equity ownership interests that are counted towards meeting this requirement include: (1) common shares that are owned or are restricted with vesting subject only to time-based vesting (including those held through any Company-sponsored plan such as a qualified retirement plan and/or a supplemental executive retirement plan), which are each valued at fair market value, (2) vested options, which are valued at 100% of their net value, and (3) restricted stock units that are subject only to time-based vesting, which are valued at 70% of their value. We currently have no restricted stock units outstanding.
Executive officers and directors have three years after the executive officer's date of hire or promotion or the director’s date of election to the Board, as applicable, to accumulate their respective ownership interest in compliance with these guidelines.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Additionally, all Board members were present in person or virtually at the Company's 2023 Annual General Meeting held on May 2, 2023.

NYSE rules require that the non-management directors of the board meet at regularly scheduled executive sessions, without management present, in order to empower the non-management directors to serve as a more effective check on management. During the last fiscal year, the Company’s non-management directors met at the end of each in-person board meeting in executive session, without management present, followed by a meeting of independent directors only. As Lead Independent Director, Mr. Heffernan presided over these executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The following table provides membership and meeting information for the fiscal year ending December 31, 2023 for each of the Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Irina Antonijevic			X
Vlad Coric, M.D.
Gregory H. Bailey, M.D.			X*
John W. Childs	X	X
Julia P. Gregory	X*		X
Michael T. Heffernan		X*	X
Robert J. Hugin	X	X	X
Kishan Mehta
Number of meetings in 2023	4	4	4
*    Committee Chair.
Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our audit committee currently consists of three directors, Ms. Gregory, Mr. Childs, and Mr. Hugin. Our Board has determined that each of the members of our audit committee are independent under NYSE listing rules and Rule 10A-3 of the Exchange Act and are financially literate. Ms. Gregory is the audit committee chair, and our Board has determined that all members qualify as “audit committee financial experts” as defined by SEC rules and regulations. The principal duties and responsibilities of our audit committee include:

•    appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;
•    approving in advance all audit services and non-audit services to be provided to us by our independent auditor;
•    establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•    reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements; and
•    conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices;
•    overseeing risks associated with our information systems and technology, including cybersecurity;
•    assessing the performance of the Company's internal audit function.
The audit committee is governed by a written audit committee charter approved by our Board of Directors. The charter is available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents—Audit Committee Charter.” We will also provide a printed copy of the charter to shareholders upon request.
Report of the Audit Committee of the Board of Directors*
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Julia P. Gregory, Chair
John W. Childs
Robert J. Hugin
* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our compensation committee reviews and determines the compensation of our executive officers. Our compensation committee currently consists of Mr. Childs, Mr. Heffernan and Mr. Hugin. Our compensation committee consists solely of non-employee members of our Board as defined in Rule 16b-3 under the Exchange Act. Mr. Heffernan is the chair of the compensation committee. Our Board has determined that the composition of our compensation committee satisfies the applicable independence requirements under, and the functioning of our compensation committee complies with the applicable requirements of, the NYSE rules and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our compensation committee. The principal duties and responsibilities of our compensation committee include:
•    establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;
•    setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;
•    exercising administrative authority under our stock plans and employee benefit plans;

•    establishing policies and making recommendations to our Board regarding director compensation;
•    reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and
•    preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or Annual Reports on Form 10-K filed with the SEC.
During 2023, the compensation committee met four times. The compensation committee expects to meet an average of once every quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer. The compensation committee meets regularly in executive session, without management present. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings, including the Company's compensation consultant, Aon’s Human Capital Solutions practice (“Aon”). The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the compensation committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the committee. In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The compensation committee makes most of the significant adjustments to annual compensation, determine bonus and equity awards and establish new performance objectives at one or more meetings held during the first quarter of the year. The compensation committee will also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer with respect to individual employee performance. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.
The compensation committee is governed by a written Compensation Committee Charter approved by our Board of Directors. The charter is available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents—Compensation Committee Charter.” We will also provide a printed copy of the charter to shareholders upon request.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2023, none of Messrs. Childs, Heffernan or Hugin, the current members of the compensation committee was an officer or employee of the Company or its subsidiaries or had any relationship with the Company requiring disclosure as a related party transaction under applicable rules of the SEC. During fiscal year 2023, none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee; none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of five directors, Dr. Bailey, Mr. Hugin, Ms. Gregory, Dr. Antonijevic and Mr. Heffernan. Dr. Bailey is the chair of the nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee satisfies the applicable independence requirements of the NYSE and that the functioning of our nominating and corporate governance committee otherwise complies with the applicable requirements of, the NYSE standards and SEC rules and regulations. The nominating and corporate governance committee’s responsibilities include:
•    assessing the need for new directors and identifying individuals qualified to become directors;
•    recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•    assessing individual director performance, participation and qualifications;
•    developing and recommending to the Board corporate governance principles;
•    monitoring the effectiveness of the Board and the quality of the relationship between management and the Board;
•    overseeing an annual evaluation of management’s and the Board’s performance; and
•    reviewing the Company's charter and other policies.
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s shareholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the nominating and corporate governance committee typically considers age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Pursuant to the Company’s Director Criteria policy, the Board and the nominating and corporate governance committee also seek geographic, age, gender and ethnic diversity among the members of the Board. The Board currently includes two females, and two members who are ethnically diverse. While the Board has not adopted a formal stand-alone policy on this, considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The nominating and corporate governance committee also takes into account the results of the Board’s self-evaluation, which is conducted annually on a group and individual basis. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The nominating and corporate governance committee will consider director candidates recommended by shareholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to be nominated by the committee for election to the Board may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Corporate Secretary, Biohaven Ltd., c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, CT 06510. Shareholders seeking to nominate a candidate for election to the Board must submit a timely notice in writing to the secretary at the same address, in accordance with the procedures described in these proxy materials under "Questions and Answers About these Proxy Materials and Voting — When are shareholder proposals and director nominations due for next year’s annual meeting?".

The nominating and corporate governance committee has oversight of our ESG strategy and ESG risk management. Our cross-functional Sustainability Working Group is comprised of senior executives and reports to the Board and nominating and corporate governance committee at least annually. Together with the working group, the Company has a Chief Talent & Sustainability Officer whose role is to promote accountability and coordinate our ESG efforts across the organization.
The nominating and corporate governance committee is governed by a written nominating and corporate governance committee charter approved by our Board of Directors. The charter is available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents—Nominating and Corporate Governance Committee Charter.” We will also provide a printed copy of the charter to shareholders upon request.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Biohaven Ltd., c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, CT 06510, Attn: Corporate Secretary. Each communication must set forth the name and address of the shareholder on whose behalf the communication is sent and the number and class of shares of our share capital that are owned beneficially by the shareholder as of the date of the communication.
These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the audit committee.
Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Biohaven Ltd., c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, CT 06510. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the audit committee, compensation committee or nominating and corporate governance committee.
CODE OF BUSINESS CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS
We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents—Code of Conduct." The nominating and corporate governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We plan to disclose any amendments to the Code of Conduct, or any waivers of its requirements for which disclosure is required, on our website within the time period required by the SEC.
CORPORATE GOVERNANCE GUIDELINES
The Board has documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents."

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The audit committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the annual meeting.
Ernst & Young LLP has audited the Company's financial statements since its formation in May 2022. The Company has furnished Ernst & Young LLP with a copy of the disclosures under this Proposal 2. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. However, there is a possibility that they may not be able to attend the annual meeting. If they are able to attend the annual meeting, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Amended and Restated Memorandum and Articles of Association nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
To be approved, Proposal 2, the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have no effect on the proposal.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for services provided for the fiscal years ended December 31, 2023 and 2022 by Ernst & Young LLP for the fiscal years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,157,800	$855,300
Audit-Related Fees(2)	35,000	35,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,192,800	$890,300
(1)     Includes fees billed for the fiscal year shown for professional services for the audit of the Company’s Annual Report on Form 10-K and internal controls over financial reporting, reviews of our Quarterly Reports on Form 10-Q, review of the Company’s registration statements and other SEC filings, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)     Includes fees for audits of employee benefit plan financial statements.
All fees described above were pre-approved by the audit committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related, tax and other services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL 3
NON-BINDING ADVISORY VOTE ON
THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to indicate how frequently we should seek a non-binding advisory vote on the compensation of our named executive officers (“NEOs”), as disclosed pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote). By voting on this Proposal 3, shareholders may indicate, on a non-binding advisory basis, whether the Say-on-Pay advisory vote (the first of which we will hold at the 2025 Annual Meeting) should occur every year, every two years or every three years, or abstain on this matter.
The Board has determined that an annual non-binding advisory vote on executive compensation will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.
You may cast your vote on your preferred voting frequency by choosing one of the options of 1 year, 2 years, 3 years or abstain from voting when you vote in response to this Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF “ 1 YEAR ” FOR FUTURE VOTES ON A NON-BINDING ADVISORY BASIS, ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers:

Name	Age	Position
Vlad Coric, M.D.	53	Chief Executive Officer and Chairman
Matthew Buten	62	Chief Financial Officer
Kimberly Gentile	56	Senior Vice President of Clinical Operations
Bruce Car	61	Chief Scientific Officer
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The following sets forth certain information with respect to our executive officers who are not directors:
Matthew Buten
Mr. Buten serves as our chief financial officer, and previously he served as the chief financial officer of the Former Parent since 2021. Mr. Buten previously served as Managing Director of Foresite Capital Management from December 2012 to December 2021. Prior to joining Foresite Capital Management, Mr. Buten served as a healthcare portfolio manager at Catapult Capital Management LLC / Millennium LP from June 2007 to June 2012. Prior to that, Mr. Buten was co-founder and co-manager of Sapphire Capital Partners LLP, a co-founder and a partner at Argus Partners, a Managing Director and Head of Healthcare Investment Banking for Needham & Company, LLC and a Director in Investment Banking at Smith Barney Inc. Mr. Buten holds a Bachelor of Science in economics (B.S.) from The Wharton School of the University of Pennsylvania.
Kimberly Gentile
Ms. Gentile serves as our senior vice president, clinical operations and prior to that she served as the senior vice president, clinical operations of the Former Parent since February 2014. Before coming to the Former Parent, Ms. Gentile served as associate director, project manager, global clinical operations at Bristol-Myers Squibb Company from 2000 to February 2014. Prior to this, she was a senior clinical trial manager at SCIREX Corporation from 1996 to June 2000. Ms. Gentile received her B.S. in Psychology from Salem State University.
Bruce Car, Ph.D.
Dr. Car joined the Former Parent on August 1, 2022, after having served since January 2020 as Chief Scientific Officer at Agios Pharmaceuticals, where the research focus was initially oncology and genetically defined diseases (GDD), later driving the portfolio to sole GDD approaches. Prior to Agios, Dr. Car spent 25 years at BMS and its legacy companies, working across all therapeutic areas and drug modalities. For more than two decades, he held roles of increasing responsibility in drug discovery, covering all therapeutic areas, drug platforms, India R&D site, and different stages of discovery. In early 2017, he became the first head of the BMS Translational Medicine function, where he built a cohesive team of over 300 scientists and specialists covering biomarkers through data science and pharmaco-diagnostics. During his tenure with BMS, Dr. Car contributed to progressing approximately 250 internally discovered drug candidates and over 18 drug registrations. Dr. Car left BMS as the interim head of Drug Discovery. Dr. Car received a degree in Veterinary Medicine from The University of Melbourne (’83), and his Ph.D (’89). from Cornell University. He holds specialty certifications in anatomic and clinical pathology. Dr. Car undertook his postdoctoral studies in immunology and inflammation at the Theodor Kocher Institute, University of Berne and ETH/University of Zurich in Switzerland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our voting securities as of March 4, 2024 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our voting securities, which consist of our common shares;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
The percentage ownership information is based upon 81,596,082 common shares outstanding as of March 4, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include common shares issuable pursuant to the exercise of stock options that are exercisable on or before May 3, 2024, which is 60 days after March 4, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those stock options but notoutstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, CT 06510.

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Principal Shareholders
Janus Henderson Group plc(1)	Common Shares	5,901,343	7.2%
BlackRock, Inc.(2)	Common Shares	5,762,738	7.1%
Suvretta Capital Management, LLC(3)	Common Shares	4,572,836	5.6%
Named Executive Officers and Directors:	Common Shares
Vlad Coric, M.D.(4)	Common Shares	3,616,968	4.4%
Matthew Buten(5)	Common Shares	384,772	0.5%
Kim Gentile(6)	Common Shares	289,720	0.4%
Bruce Car(7)	Common Shares	195,392	0.2%
John Childs(8)	Common Shares	6,274,526	7.7%
Julia Gregory(9)	Common Shares	141,071	0.2%
Robert Hugin(10)	Common Shares	128,365	0.2%
Gregory H. Bailey, M.D.(11)	Common Shares	1,641,194	2.0%
Michael Heffernan(12)	Common Shares	130,584	0.2%
Kishan Mehta(13)	Common Shares	138,068	0.2%
Irina Antonijevic(14)	Common Shares	106,941	0.1%
All current directors and executive officers as a group (11 persons)	Common Shares	13,047,601	16.0%

(1)    The amounts shown and the following information were provided by Janus Henderson Group plc (“JHG”) pursuant to a Schedule 13G filed with the SEC on February 13, 2024. JHG reports that it has shared voting power and shared dispositive power over 5,901,343 shares which are held directly by one or more funds or portfolios managed by JHG. The principal business address of JHG is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(2)    The amounts shown and the following information were provided by Blackrock, Inc. (“Blackrock”) pursuant to a Schedule 13G filed with the SEC on February 6, 2024. Blackrock reports that it has sole voting power over 5,607,136 shares and sole dispositive power over 5,762,738 shares. The principal business address of Blackrock is 55 East 52nd Street, New York, NY 10055.

(3)    The amounts shown and the following information were provided by Survetta Capital Management, LLC ("SCM") pursuant to a Schedule 13G filed with the SEC on February 13, 2024. SCM reports that it has shared voting power and shared dispositive power over 4,572,836 shares which are held directly by one or more funds managed by SCM. The principal business address of SCM is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(4)     Consists of (i) 1,664,072 common shares held directly, (ii) 109,565 common shares held by Dr. Coric’s 401K plan, (iii) 838,504 common shares held by The Vladimir Coric Family Trust, (iv) 404,827 common shares held by The Vladimir Coric Marital Trust (Elizabeth Ann Coric, Dr. Coric's spouse, serves as the trustee of both of the aforementioned trusts) and (v) 600,000 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(5)    Consists of (i) 191,021 common shares held directly and (ii) 193,751 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(6)    Consists of (i) 95,969 common shares held directly and (ii) 193,751 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(7)    Consists of (i) 1,641 common shares held directly and (ii) 193,751 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(8)    Consists of (i) 3,998,952 common shares held by 2021 B-H Charitable Remainder Trust , (ii) 2,160,168 common shares held by John Childs 2013 Revocable Trust, and (iii) 115,406 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(9)    Consists of (i) 25,665 common shares held directly and (ii) 115,406 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(10)    Consists of (i) 12,959 common shares held directly and (ii) 115,406 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(11)    Consists of (i) 1,525,788 common shares held directly and (ii) 115,406 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(12)    Consists of (i) 15,178 common shares held directly and (ii) 115,406 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(13)    Consists of (i) 22,662 common shares held directly and (ii) 115,406 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.
(14)    Consists of (i) 2,535 common shares held directly and (ii) 104,406 common shares underlying stock options that are vested and exercisable within 60 days of March 4, 2024.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities, as well as certain affiliates of such persons, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except on March 22, 2023 Mr. Childs filed an amendment to a previously filed Form 4 to correct the amount of shares beneficially owned and the form of beneficial ownership.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis ("CD&A")
This CD&A describes our executive compensation philosophy, summarizes our 2023 compensation program and discusses how our named executive officers ("NEOs") were compensated in 2023. Our NEOs for the fiscal year ended December 31, 2023 are set forth in the table below. We did not have any additional executive officers during the fiscal year ended December 31, 2023 other than the four listed below.

NEO	Principal Position and Title
Vlad Coric, M.D.	Chief Executive Officer and Chairman of the Board of Directors
Matthew Buten	Chief Financial Officer
Kimberly Gentile	Senior Vice President, Clinical Operations
Bruce Car	Chief Scientific Officer
Executive Compensation Guiding Principles and Pay Practices

GUIDING PRINCIPLES

Attract and motivate high-quality executives	▪Differentiate compensation by individual, reflecting his or her role, experience, performance and expected contributions.
Pay for performance
▪Our program includes short-term and long-term performance-based elements that help align the interest of our executive officers with those of the Company's shareholders.
▪Total compensation is expected to vary each year and over the long term to reflect our strategic objectives and performance.

Reinforce long-term view of Company performance
▪A significant portion of incentive compensation is share-based and long-term in focus.
▪Maintain an Insider Trading and Window Period Policy, which contains a prohibition on hedging and short sales of Company shares.

Strong governance practices	▪Retain an independent compensation consultant to advise the compensation committee.

PAY PRACTICES
What We Do	What We Don’t Do
▪Engage an independent compensation consultant	× No tax gross-ups for change in control golden parachute taxes
▪Directly link pay to performance through the use of stock options	× No hedging of Company shares
▪Balance incentives for short- and long-term performance goals with a mix of fixed and variable compensation	× No excessive perks to executives
▪Perform annual risk assessment of incentive compensation plans	× No excessive severance, pension or other benefits
▪Subject directors and executives to stock ownership guidelines

Stock Performance Graph

COMPARISON OF CUMULATIVE TOTAL RETURN *
$700
$600
$500
$400
$300
$200
$100
$—
Oct 2022
Dec 2022
Dec 2023
Biohaven Ltd.
S&P 500
S&P Biotechnology

_______________________________________________________________________________
* $100 invested on October 4, 2022 (the day following the closing spin-off transaction as part of the Pfizer acquisition of the migraine franchise) in stock or index, including reinvestment of dividends. Fiscal year ending December 31.
SEPARATION FROM BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
On October 3, 2022, Biohaven Pharmaceutical Holding Company Ltd. (the “Former Parent”) completed the distribution (the “Distribution”) to holders of its common shares of all of the outstanding common shares of Biohaven Ltd. and the spin-off of Biohaven Ltd. from the Former Parent (the “Spin-Off”) described in Biohaven’s Information Statement attached as Exhibit 99.1 to Biohaven’s Registration Statement on Form 10, as amended (Reg. No. 001-41477). Collectively, we refer to the Distribution and Spin-Off throughout this proxy statement as the "Separation." As a result of the Separation, Biohaven Ltd. became an independent, publicly traded company as of October 3, 2022, and commenced regular way trading under the symbol “BHVN”’ on the New York Stock Exchange (the "NYSE") on October 4, 2022. More information on the Separation can be found in Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
EXECUTIVE COMPENSATION PROGRAM
In line with our guiding principles described above, the objectives of our compensation program are to attract, retain and motivate our executive officers to meet our long-term goals, and to align the interests of our executive officers with those of the Company's shareholders. To achieve our goals, we provide appropriate levels of risk and reward, assessed on a relative basis to our peers at the executive levels within the Company and in proportion to individual contribution and performance. We establish appropriate incentives for management to further the Company’s long-term strategic goals and avoid emphasis on increase in short-term market value.
The compensation committee of our Board of Directors (the “compensation committee”) reviews compensation annually for all employees, including our executives. In setting executive base salaries, annual bonuses and bonus opportunities, and granting equity awards, the compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, and our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders and to promote a long-term commitment to the Company. We consider the executive compensation of our peers in setting our executive pay levels and make adjustments to account for personal experience, performance and internal equity. In making our annual equity awards, grants are sized after evaluating and considering the Company’s performance over the fiscal year, each executive’s individual contributions to our accomplishments over the year (based on the executive’s and the CEO’s assessment of their performance) and the size of the award each executive received in the prior fiscal year.
Compensation Committee Role and Process
Our Board determines our executives’ compensation after receiving recommendations from our compensation committee. The compensation committee consists of three members of the Board, and each member of the compensation committee is independent (as determined under the independence requirements of the New York Stock Exchange). The compensation committee’s executive compensation duties and policies include the following:

▪Reviewing and approving corporate goals and objectives that reinforce the Company’s long-term strategic goals
▪Approving, and recommending to the Board for approval, levels of executive compensation
▪Establishing policies with respect to equity compensation arrangements, including compensation plans and programs advisable for the Company
▪Reviewing regional and industry-wide compensation practices and trends to assess the adequacy and competitiveness of the Company’s compensation practices
▪Evaluating the efficacy of the Company’s compensation policy and strategy in achieving expected benefits to the Company and otherwise furthering the compensation committee’s policy.
▪Implementing and administering the Company's clawback policy

Each year, our compensation committee typically reviews and discusses management's proposed compensation for all executives. The CEO meets with the compensation committee to review the compensation levels for the Company’s executive-level officers (other than our CEO) as well as the overall goals for the Company and individuals. Based on those discussions and after receiving recommendations from the CEO and the compensation committee, our Board, in its discretion and without members of management present, discusses and ultimately approves the compensation of our executive officers. The Board makes all final compensation and equity award decisions regarding our NEOs after receiving recommendations from our compensation committee. The compensation committee does not consider severance benefits when setting other components of compensation. Our review process emphasizes pay for performance principles to motivate and reward exceptional performance, with the goal of maximizing shareholder value.
Role of Independent Compensation Consultant
The compensation committee has engaged an independent compensation consulting firm, Aon’s Human Capital Solutions practice, a division of Aon (formerly Radford) (“Aon”), since October 2022 to help ensure that our compensation practices are aligned with best market practices and shareholder value. In 2023, the compensation committee again retained Aon to evaluate our executive compensation program. Aon’s engagement for our 2023 fiscal year included: attending compensation committee meetings, assisting the compensation committee with the selection of a peer group of companies for benchmarking purposes, analysis of our existing executive compensation programs, including our equity incentive plan and equity-based award grant practices, and analysis of our director compensation policy. The compensation consultant serves at the pleasure of the compensation committee rather than management, and the compensation consultant's fees are approved by the compensation committee. The compensation committee has assessed the independence of Aon pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the compensation committee.
Use of Peer Group Data
Our compensation committee, in conjunction with management, uses competitive market data from surveys and reports prepared by Aon. We consider market survey data from a peer group of companies that have similar revenue size, market capitalization, headcount, brand value, products, or markets, or with which we compete for executive talent.
The Company did not establish a peer group in 2022 for purposes of setting cash-based 2023 compensation because the compensation committee, in consultation with the compensation committee consultant determined that the growth of the Company's market capitalization during that time resulted in rapid changes to the companies that it would consider peers. In particular, from the date of the Spin-Off until the compensation committee adopted a peer group in November 2023, the Company's market capitalization increased by over 750%.

In November 2023, for purposes of determining equity awards granted in November 2023 and January 2024 in respect of 2023 performance, the compensation committee used the following peer group:

Aclaris Therapeutics	Cogent Biosciences	Sage Therapeutics
Allakos	DICE Therapeutics	Ventyx Biosciences
Alpine Immune Sciences	ImmunityBio	Vera Therapeutics
Amylyx Pharmaceuticals	Immunovant	Vir Biotechnology
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2023 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Our executive compensation program is aligned with our long-term goals and is intended to attract and retain top talent, reward business performance and maximize shareholder value. Our view of performance reflects the individual’s ability to execute our business objectives in a collaborative and goal-driven environment. Our total compensation program for NEOs is competitive with our peer companies and is comprised of the following key elements:

Annual Base Salary	▪Reflects the executive’s abilities, experience, roles, and responsibilities
Annual Bonus	▪Performance-based annual cash bonus based on Company financial results and individual performance
Long-Term Incentive	▪Stock options to align the interests of executives with those of shareholders
Employee Benefits
▪Executives are generally eligible for the same competitive benefits as other employees in the United States, including Company-paid medical, dental, and vision insurance, paid time off and matching contributions to the Company’s 401(k) plan

Severance Protection	▪All of our NEOs are eligible for post-termination severance payments under their employment agreements or offer letter
The compensation committee reviews and recommends to the Board the appropriate target compensation mix for each NEO, taking into account the executive’s success in achieving their individual performance goals and objectives and the corporate performance goals and objectives that are relevant to the executive officer. We do not apply fixed ratios or formulas, or rely solely on market data or quantitative measures.
Annual Base Salary
Annual base salaries are intended to provide a fixed component of compensation to our NEOs, reflecting their skill sets, experience, roles and responsibilities. Our compensation committee is generally responsible for reviewing and recommending the appropriate base salary for executives to the Board for approval after taking into consideration input received from its independent compensation consultant and management.
Base salaries are generally determined, approved and reviewed periodically by our Board in order to compensate our NEOs for the satisfactory performance of duties to our company, and to align with the market.
The following table presents the base salaries for each of our named executive officers during 2023. The 2023 base salaries became effective on January 1, 2023. In determining the base salary increases below, the committee considered the NEOs’ performance against the 2023 Performance Metrics as determined by the Compensation Committee in November 2022, with the assistance of the compensation consultant, Aon. As discussed above, the Company did not establish a peer group in 2022 for purposes of setting 2023 cash-based compensation levels, because of the growth of the Company's market capitalization during that time.

Name	2023 Annual Base Salary ($)	Increase from 2022
Vlad Coric, M.D.	$840,000	5.0%
Matthew Buten	$551,250	5.0%
Kimberly Gentile	$470,487	5.0%
Bruce Car	$489,850	1.0%
Annual Cash Bonuses
We seek to motivate and reward our executive officers for achievements relative to our corporate goals and expectations for each fiscal year. Each of our NEOs is eligible to receive an annual cash bonus dependent on individual and corporate performance.
Dr. Coric, Mr. Buten, Ms. Gentile and Dr. Car each have a target bonus opportunity specified in their respective employment agreement with Biohaven Pharmaceuticals, Inc., defined as a percentage of their annual salary. For 2023, the target bonus opportunities were as follows:

Name	2023 Target Annual Cash Bonus (% of Salary)
Vlad Coric, M.D.	75%
Matthew Buten	50%
Kimberly Gentile	45%
Bruce Car	45%
The compensation committee reviewed the Company’s 2023 performance and the individual performance of each NEO with Dr. Coric (note that Dr. Coric does not participate in discussions on his own pay), including individual contributions and accomplishments during the year, and recommended to the Board the bonus amounts to be paid to each NEO for 2023 performance. The compensation committee reviewed Dr. Coric’s 2023 performance and recommended his bonus amount to the Board. The Board, following the recommendation of the compensation committee, determined to pay the following bonuses to each of our named executive officers in November 2023:

Name	2023 Actual Annual Cash Bonus ($)	Percentage Above Target Bonus
Vlad Coric, M.D.	$1,102,500	75%
Matthew Buten	$482,388	75%
Kimberly Gentile	$370,509	75%
Bruce Car	$385,757	75%
In determining the amount of the above actual bonuses paid to our NEOs, the compensation committee considered a number of factors including the Company’s success in meeting the 2023 Performance Metrics established by the Board, which considered certain factors contributing to the Company's overall performance and each NEO's individual performance, innovation, and efficiency. The committee considered their assessment of the individual performance of each NEO with respect to the Company’s successes, along with individual self-evaluations completed by each of the NEOs. The committee determined that each NEO had earned a discretionary annual bonus above their applicable target, based on their and the Company’s outstanding achievements, and the continued advancement of the non-migraine pipeline assets.
Long-Term Incentives
Our equity-based incentive awards are designed to align our executives’ interests with those of our shareholders. Our compensation committee is responsible for reviewing and recommending equity grants to the Board for the Board's approval. Vesting of equity awards is generally tied to continuous service with the Company over the vesting schedule and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

The equity-based awards held by our NEOs have been granted pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the grant of share options, share appreciation rights, restricted share awards, restricted share unit awards, performance-based share awards, and other forms of equity compensation.
All of the Company's currently outstanding equity awards to executives have been made in the form of stock options. Stock options are designed to align the interests of the Company’s executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of our common shares. Our stock options are granted with a per share exercise price equal to no less than the fair market value of a common share on the date of the grant of such award. The committee has structured its equity program to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases.
In determining the size of the equity awards made to the NEOs, Dr. Coric reviews the other NEOs’ individual self-assessments of their own performance over the prior year and makes his own assessment of each individual’s performance. Based on those assessments and on the Company’s performance over the prior fiscal year, Dr. Coric recommends the equity grants to be made to each NEO (other than himself) to the compensation committee. The compensation committee considers Dr. Coric’s assessments and input and makes a final recommendation to the Board as to size of the equity grants to awarded to each NEO. The compensation committee reviews Dr. Coric’s performance and recommends the size of his equity grant to the Board. When determining the size of the grants, the compensation committee also considers a number of other factors, including the Company's performance, individual performance, competitive market data as described in "Use of Peer Group Data" and the NEO's position and responsibilities in the Company. Our Board makes the final assessment of performance and ultimately has the authority to approve and award equity grants based on the compensation committee’s recommendation, with input from the compensation consultant.
In determining the number of stock options granted to our NEOs in respect of 2023 performance, the committee and Board again considered the Company's outstanding performance in 2023 and the individual contributions by each NEO, based on their own self-assessments and the assessment of their supervisor and the CEO (other than with respect to his own performance, which was assess by the compensation committee).
2023 Equity Grants
In November 2023, the compensation committee recommended to the Board, after discussion with the CEO (other than with respect to his own pay), that annual equity grants in respect of 2023 performance in the form of stock options be made to our NEOs. The compensation committee determined that the grants of stock options in respect of 2023 performance would be made approximately 45% in the fourth quarter of 2023 and 55% the first quarter of 2024.

The aggregate number of stock options granted to each NEO in respect of 2023 performance are shown in the following table:

Name	Stock Options Granted November 2, 2023	Grant Date Value	Stock Options Granted January 2, 2024	Grant Date Value	Total Stock Options Granted	Total Grant Date Value
Vlad Coric, M.D.	225,000	$4,860,630	275,000	$8,415,633	500,000	$13,276,263
Matthew Buten	78,750	$1,702,221	96,250	$2,945,471	175,000	$4,647,692
Kimberly Gentile	78,750	$1,702,221	96,250	$2,945,471	175,000	$4,647,692
Bruce Car	78,750	$1,702,221	96,250	$2,945,471	175,000	$4,647,692
The exercise price of the options was the fair market value of Biohaven shares on the applicable date of grant. The NEO's options granted on November 2, 2023 and January 2, 2024 will vest in four equal installments, with one-quarter vesting on the applicable date of the grant and each remaining one-quarter on the first, second and third anniversary of the applicable date of the grant, subject to the grantee's continued employment through each vesting date. The Board determined to grant options with the foregoing vesting schedule in order to incentivize future performance and reward current performance.

In order for the NEOs to realize any value from their option grants, the Company's share price must appreciate, thus aligning our executive's long-term economic interests with those of our shareholders.
Other 2023 Equity Award Actions
In May 2023, the Company approved an amendment (the "Option Agreement Amendment") to the share option grant notice and option agreements (the "Option Agreement") with respect to the nonqualified share options (the "Options") then-outstanding and previously granted to each of our NEOs, the purpose of which was to permit the Options to be exercised by the applicable NEO prior to vesting in exchange for restricted common shares of the Company subject to the same vesting schedule as the Options. No NEOs exercised any Options in 2023.
OTHER PRACTICES, POLICIES AND GUIDELINES
Perquisites and Personal Benefits
The Company does not provide tax gross-up for change in control golden parachute taxes, perquisites or personal benefits to our named executive officers. We do, however, pay premiums for life, medical and dental insurance for all of our employees, including our named executive officers.
Retirement Benefits
The Company sponsors a tax-qualified 401(k) retirement plan in which our eligible employees (including our NEOs) are entitled to participate on the same basis as other plan participants. We match contributions to our 401(k) plan by our employees for the year, up to 4% of their pay (not to exceed the IRS compensation limit).
Employment Agreements and Offer Letters
As described further below, the Company and our wholly owned subsidiary, Biohaven Pharmaceuticals, Inc., have each entered into employment agreements or offer letters with each of Dr. Coric, Mr. Buten, Ms. Gentile and Dr. Car. Each of the employment agreements with Dr. Coric and Mr. Buten and Dr. Car's offer letter provides for an initial three-year term of employment, with automatic one-year renewal periods, unless either party provides notice of non-renewal at least 90 days before the renewal date. Ms. Gentile’s employment agreement does not contain a set term of employment. Each named executive officer's employment is “at-will” and may be terminated at any time by us or Biohaven Pharmaceuticals, Inc., respectively and as applicable, or by the executive.
Consistent with the companies in our peer group, our NEOs are also entitled to receive severance benefits pursuant to their respective employment agreements or offer letter if the NEO’s employment is terminated under specified circumstances, including without "just cause" or "Good Reason." These severance entitlements are described further below in the section entitled “Termination and Change in Control Benefits."
Termination and Change in Control Benefits
2022 Plan
Under the terms of the 2022 Plan, unless the compensation committee determines otherwise or as otherwise provided under the terms of an applicable award agreement, in the event of a change in control, outstanding awards will fully vest, with any performance goals or other vesting criteria achieved at target levels.
Employment Agreements with Dr. Coric
The Company has entered into an employment agreement with Dr. Coric (in addition to Dr. Coric's agreement with Biohaven Pharmaceuticals, Inc., as described below). Under the employment agreement with Dr. Coric, if we terminate Dr. Coric employment or fail to elect him to his officer position, or if his employment is terminated due to death or disability, he is entitled to a lump-sum severance payment in the amount of $350,000. Under the employment agreement, all stock options held by Dr. Coric will be deemed to be fully vested and exercisable on his termination date, and the exercise period of such stock options will be extended for a period of two years following the termination date (or if earlier, the end of the term of the award). These severance payments are in addition to any severance payments due to Dr. Coric under his agreement with Biohaven Pharmaceuticals, Inc., as described below.
The Company's wholly owned subsidiary, Biohaven Pharmaceuticals, Inc., has also entered into an employment agreement with Dr. Coric. If Dr. Coric’s employment with Biohaven Pharmaceuticals, Inc. is terminated without “Just Cause” (as defined in the employment agreement), due to death or disability, or if Dr. Coric terminates his employment for “Good Reason” (as defined in the employment agreement), subject to the execution and non-revocation of a release of claims against Biohaven Pharmaceuticals, Inc., Dr. Coric would receive (i) severance payments in equal monthly installments equal to his current base salary for 15 months following termination (or 18 months in the case of a termination without Just Cause or for Good Reason within 12 months following a change in control (a "Qualifying CIC Termination")), (ii) continued health insurance coverage for up to 15 months (or 18 months in case of a Qualifying CIC Termination), reduced to the extent Dr. Coric receives comparable benefits elsewhere during the period, (iii) continued life insurance coverage for 15 months (or 18 months in the case of a Qualifying CIC Termination), (iv) full vesting of all stock options, which would remain exercisable for 24 months following termination (or, with respect to a Qualifying CIC

Termination, with respect to all time-based equity awards, with stock options remaining exercisable for 12 months following termination and any performance awards continuing to be governed by their award agreements) and (v) solely upon a Qualifying CIC Termination, an amount equal to 1.5 times his target bonus opportunity for the performance year in which the termination occurs, payable in equal installments over 18 months following termination. Dr. Coric will also be subject to one-year non-competition and non-solicitation covenants.
Employment Agreements with Mr. Buten
The Company has entered into an employment agreement with Mr. Buten (in addition to Mr. Buten’s agreement with Biohaven Pharmaceuticals, Inc., as described below). If the Company terminates Mr. Buten’s employment, or if his employment is terminated due to death or disability, he will be entitled to a lump-sum severance payment in the amount of $350,000 and all stock options held by Mr. Buten will be deemed to be fully vested and exercisable on his termination date, and the exercise period of such stock options will be extended for a period of two years following the termination date (or if earlier, the end of the term of the award). These severance payments are in addition to any severance payments due to Mr. Buten under his agreement with Biohaven Pharmaceuticals, Inc., as described below. Mr. Buten will also be subject to one-year non-competition and non-solicitation covenants.

Under the employment agreement between Biohaven Pharmaceuticals Inc. and Mr. Buten, if Mr. Buten’s employment with Biohaven Pharmaceuticals, Inc. is terminated without “Just Cause,” due to death or disability, or if he terminates his employment for “Good Reason” (as each is defined therein), subject to the execution and non-revocation of a release of claims against Biohaven Pharmaceuticals, Inc., he is entitled to receive (i) an amount equal to 1.5 times the sum of the applicable base salary rate in effect plus his target bonus opportunity, payable in equal monthly installments over 18 months, (ii) continued health insurance coverage for the period during which he receives severance payments, reduced to the extent he receives comparable benefits elsewhere during the period, (iii) continued life insurance coverage for the period during which he receives severance payments, (iv) a pro-rata bonus payment for the year in which he is terminated, to be determined and made at the sole discretion of the Board, equal to his target bonus opportunity, if any, which would have been awarded to him had he remained employed for the applicable performance period and (v) all stock options and other equity incentive awards granted to Mr. Buten would become fully vested and exercisable and remain exercisable for 24 months following the date of his termination (or, if earlier, the end of the term of the award). If Mr. Buten's employment with Biohaven Pharmaceuticals Inc. is terminated without Just Cause or if he terminates his employment for Good Reason within 12 months of a Change in Control, subject to the execution and non-revocation of a release of claims against Biohaven Pharmaceuticals, Inc., Mr. Buten will receive the same benefits and payments as above, except that (i) Mr. Buten would receive an additional amount equal to his target bonus, payable in equal monthly installments over 12 months, (ii) Mr. Buten would not receive continued life insurance coverage and (iii) unvested time-based stock options and equity incentive awards would accelerate and remain outstanding for 12 months following termination, with any performance-based awards governed by their terms. Upon termination due to disability, the amount of severance paid to Mr. Buten is reduced by any disability benefits he receives under Biohaven Pharmaceuticals, Inc.'s disability insurance policies.
Offer of Employment with Dr. Car
Biohaven Pharmaceuticals, Inc. has entered into an amended and restated offer of employment with Dr. Car pursuant to which he serves as Chief Scientific Officer of the Company. Upon a termination of employment by the Company without “Just Cause,” due to Dr. Car’s death or disability or by Dr. Car for “Good Reason,” subject to execution and non-revocation of a release, Dr. Car will be eligible to receive (i) an amount equal to the sum of Dr. Car’s base salary and target bonus, payable in substantially equal installments over twelve months, (ii) continued health insurance coverage for up to twelve months following termination, (iii) a prorated target bonus for the year of termination, payable at the same time bonuses are paid to similarly-situated employees, (iv) continued life insurance coverage for 12 months following termination and (v) accelerated vesting of shares underlying time-based equity awards that would have vested in the twelve months following termination. Upon a termination of employment by the Company without “Just Cause” or by Dr. Car for “Good Reason” within 12 months of a “Change in Control,” subject to execution and non-revocation of a release, Dr. Car will be eligible to receive the same benefits as above, except that Dr. Car would receive two times the amount of Dr. Car's target bonus and would not receive continued payment of life insurance premiums. Pursuant to the offer of employment, following a termination of employment Dr. Car will also be subject to one-year non-competition and non-solicitation covenants.
Employment Agreement with Ms. Gentile
Under the employment agreement with Ms. Gentile, if Biohaven Pharmaceuticals, Inc. terminates Ms. Gentile's employment without “Cause” or if the executive terminates her employment for “Good Reason”, as each is defined in the respective agreements, subject to execution and non-revocation of a release, Ms. Gentile is entitled to an amount equal to six months portion of her base salary, to be paid consistent with the Company’s normal payroll schedule over six months. Ms. Gentile's employment agreement does not contain differing severance entitlements before or after a change in control. Pursuant to the employment agreement, following a termination of employment Ms. Gentile will also be subject to one-year non-competition and non-solicitation covenants.
Hedging / Trading Policy
The Trading Policy prohibits employees, officers and directors from engaging in transactions designed to limit or eliminate economic risks, including transactions involving short sales, options, puts, calls, hedging transactions or other derivative securities tied to the Company’s common shares. Officers, directors and others subject to the reporting obligations under Section 16 of the Exchange Act are also prohibited from engaging in short-swing trading and are required to abide by the restrictions on sales by control persons and the disclosure requirements related to such sales. In addition, pursuant to Regulation BTR under the Exchange Act, directors and executive officers are prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity security during any "blackout period" with respect to such equity security, if such director or executive officer acquires or previously acquired such equity security in connection with his or her service or employment as director or executive officer. For more information on the Trading Policy, see the section entitled "Information Regarding the Board of Directors and Corporate Governance — Prohibition Against Hedging."
Clawback Policy
On August 8, 2023, in accordance with the New York Stock Exchange listing requirements, the Company updated its existing Incentive Compensation Recovery Policy (the “Clawback Policy”), which policy became effective August 8, 2023. In the event that the Company is required to prepare an accounting restatement, the Clawback Policy requires the recovery of certain erroneously awarded incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement. This includes the cancellation and/or reduction of outstanding awards and the return of shares and/or cash paid and/or gain realized from an award.
Risk Consideration
The Company has established executive compensation programs and practices that measure performance and are paid on both a short-term and long-term basis in order to ensure that our executives are not focused on short-term gains that may jeopardize or otherwise risk the long-term health of the Company. Based on the compensation committee’s review in 2022, we concluded that our compensation program does not encourage excessive risk-taking and is not reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE REPORT
The compensation committee of the Board, on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth in this proxy statement. This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
In reliance on the review and discussions referred to above, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s proxy statement to be filed in connection with the Company’s 2024 annual meeting of shareholders.
THE COMPENSATION COMMITTEE
Michael T. Heffernan, Chairperson
John W. Childs
Robert J. Hugin

2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary ($)(2)(3)	Bonus ($)(3)(4)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Vlad Coric, M.D.
Chief Executive Officer	2023	840,000	1,102,500	4,860,630	16,059	6,819,189
	2022	200,000	1,050,000	4,720,774	705	5,971,479
Matthew Buten
Chief Financial Officer	2023	551,250	482,388	1,701,221	20,778	2,755,637
	2022	131,250	413,438	1,490,771	1,015	2,036,473
Kimberly Gentile
Senior Vice President, Clinical Operations	2023	470,487	370,509	1,701,221	17,656	2,559,873
Bruce Car
Chief Scientific Officer	2023	489,850	385,757	1,701,221	7,420	2,584,248
	2022	121,250	160,100	1,490,771	1,787	1,773,907
(1)    As a newly formed entity, we did not have any executive officers or pay any compensation during any fiscal year prior to 2022. Historical information concerning the compensation paid to or earned by the NEOs of Former Parent is not directly relevant or indicative of the compensation that any such officers have received or will receive (as applicable) as our NEOs, but is available in Former Parent's previous annual proxy statements filed with the SEC. Information about the transaction-related compensation paid to NEOs of Former Parent in connection with the Separation is available in the merger proxy filed by Former Parent with the SEC.

(2)    The 2022 amounts reflect the salary paid to each NEO for the portion of 2022 during which the individual served as an NEO of the Company, which in each case was the period from the closing of the Separation on October 3, 2022 through December 31, 2022. The following table shows a breakout of the annual base salary for each NEO in 2022:

Name	Salary
Vlad Coric, M.D.	$800,000
Matthew Buten	$525,000
Kimberly Gentile	$448,083
Bruce Car	$485,000

(3)    These amounts were paid to the executives by Biohaven Pharmaceuticals, Inc., which, as of December 31, 2023, is our wholly owned subsidiary.
(4)    The amounts reflect the full amount of discretionary bonuses paid for performance during the applicable year, including in 2022 for the period in which the NEOs performed services for Former Parent (January 1 through October 2).

(5)    The amounts reflect the grant date fair value for awards granted during the indicated year computed in accordance with ASC Topic 718, Compensation—Stock Compensation. For 2022, excludes awards granted by Former Parent prior to the closing of the Merger (including in connection with the Distribution). The portion of annual equity grants in respect of 2023 performance that was granted in January 2024 is not reported here in accordance with the applicable rules, and instead will be reported in the Summary Compensation Table for 2024.

(6)    The 2022 amounts consist of life insurance premiums paid by the Company for the period from the closing of the Separation on October 3, 2022 through December 31, 2022. The 2023 amounts consist of contributions to the executive officer's account under our 401(k) plan and life insurance paid by the Company. The following table shows a breakout of Company contributions to each executive officer's 401(k) plans:

Name	Registrant Contributions
Vlad Coric, M.D.	$13,200
Matthew Buten	$13,200
Kimberly Gentile	$13,200
Bruce Car	$0

GRANTS OF PLAN-BASED AWARDS IN 2023
The table below summarizes the equity awards granted to the NEOs in 2023.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Vlad Coric, M.D.	11/2/2023	225,000	$29.49	4,860,630
Matthew Buten	11/2/2023	78,750	$29.49	1,702,221
Kimberly Gentile	11/2/2023	78,750	$29.49	1,702,221
Bruce Car	11/2/2023	78,750	$29.49	1,702,221
(1) The amounts in this column represent the number of stock options awarded to each NEO in 2023. The common shares underlying the time-based options granted on November 2, 2023 vest in four equal installments on November 2, 2023, 2024, 2025 and 2026, subject to the executive’s continued service through each applicable vesting date.
(3) The amounts in this column represent the grant date fair value of option awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information about outstanding option awards and stock awards held by each of our NEOs as of December 31, 2023.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Vlad Coric, M.D.	56,250	168,750 (1)	29.49	11/2/2033
	475,000	475,000 (2)	7.00	10/3/2032
Matthew Buten	19,688	59,062 (1)	29.49	11/2/2033
	150,000	150,000 (2)	7.00	10/3/2032
Kimberly Gentile	19,688	19,688 (1)	29.49	11/2/2033
	150,000	150,000 (2)	7.00	10/3/2032
Bruce Car	19,688	19,688 (1)	29.49	11/2/2033
	150,000	150,000 (2)	7.00	10/3/2032
(1)    The unvested shares underlying this option vest in three equal tranches on November 2, 2024, 2025 and 2026, subject to the executive’s continued service through each applicable vesting date.

(2)    The unvested shares underlying this option vest in two equal tranches on October 3, 2024 and 2025, subject to the executive’s continued service through each applicable vesting date.
Option Exercises and Shares Vested in 2023
Our NEOs did not exercise any stock options or have any RSUs or other share-based awards granted or vested in 2023.
Potential Payments upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to our NEOs assuming a termination of employment and/or a change in control occurred, in each case on December 31, 2023. The actual amount to be paid to each NEO upon a termination or change in control may vary significantly from the amounts included herein. For a description of the applicable agreements reflected in the table below, see the sections entitled “Compensation Discussion and Analysis—Other Practices, Policies and Guidelines—Termination and Change in Control Benefits.”

NEO	Cash Severance ($)		Employee Benefits ($)		Equity-Based Awards($)(1)		Total ($)
Vlad Coric, M.D.
Change in Control	—		—		19,430,487	(6)	19,430,487
Qualifying Termination (Pre-CIC)	1,400,000	(2)	38,831	(5)	19,430,487	(7)	20,869,318
Qualifying CIC Termination	2,555,000	(3)	46,597	(5)	19,430,487	(6)(7)	22,032,084
Death or Disability	1,400,000	(4)	38,831	(5)	19,430,487	(7)	20,869,318
Matthew Buten
Change in Control	—		—		6,218,918	(6)	6,218,918
Qualifying Termination (Pre-CIC)	1,590,313	(8)	57,964	(5)	6,218,918	(7)	7,867,195
Qualifying CIC Termination	1,865,938	(8)	46,597	(5)	6,218,918	(6)(7)	8,131,453
Death or Disability	1,590,313	(9)	57,964	(5)	6,218,918	(7)	7,867,195
Kimberly Gentile
Change in Control	—		—		6,218,918	(6)	6,218,918
Qualifying Termination (Pre-CIC)	235,244	(10)	—		—		235,244
Qualifying CIC Termination	235,244	(10)	—		6,218,918	(6)(7)	6,454,162
Death or Disability	—		—		—		0
Bruce Car
Change in Control	—		—		6,218,918	(6)	6,218,918
Qualifying Termination (Pre-CIC)	710,283	(11)	31,764	(5)	—		742,047
Qualifying CIC Termination	930,716	(12)	24,344	(5)	6,218,918	(6)	7,173,978
Death or Disability	710,283	(13)	31,764	(5)	—		742,047
(1)     These amounts reflect the value of the acceleration of unvested option awards, assuming the acceleration occurred on December 31, 2023 and based on the closing price of our common shares on the NYSE of $42.80 on December 29, 2023 (the final trading day of the year).
(2)    Dr. Coric is entitled to a lump sum severance payment of $350,000 under his employment agreement with Biohaven Ltd. if he is terminated or is not elected to his position. In addition, pursuant to his employment agreement with Biohaven Pharmaceuticals, Inc., if Dr. Coric is terminated without “Just Cause” or if he resigns for “Good Reason”, in either case not in connection with a change in control (each of which we refer to as a “Qualifying Termination”), he is entitled to receive severance payments equal to his then-current annual base salary rate for 15 months following termination.
(3)    Dr. Coric is entitled to a lump sum severance payment of $350,000 under his employment agreement with Biohaven Ltd. if he is terminated from his position or is not elected to his position. In addition, pursuant to his employment agreement with Biohaven Pharmaceuticals, Inc., if Dr. Coric is terminated without “Just Cause” or if he resigns for “Good Reason”, in either case within 12 months of a change in control (each of which we refer to as a “Qualifying CIC Termination”), he is entitled to receive severance payments equal to his then-current annual base salary rate plus an amount equal to 150% of his target bonus in equal monthly installments, for 18 months following termination.
(4)    Dr. Coric is entitled to a lump sum severance payment of $350,000 under his employment agreement with Biohaven Ltd. upon his termination due to death or disability. In addition, pursuant to his employment agreement with Biohaven Pharmaceuticals, Inc., if Dr. Coric is terminated due to death or disability, he is entitled to receive severance payments equal his then-current annual base salary rate for 15 months following termination. The amount of severance paid to the executive is reduced by any disability benefits the executive receives under Biohaven Pharmaceuticals, Inc.’s disability insurance policies, however, no such reduction is assumed for purposes of the table above.
(5)     The amount reported represents the cost of continued health and life insurance coverage during the period for which the executive receives severance payments, pursuant to the executive’s employment agreement (or, in the case of Dr. Car, offer of employment) with Biohaven Pharmaceuticals, Inc. Dr. Coric and Mr. Buten would be entitled to payment of their premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, however, for purposes of this table, the cost of such coverage to the Company as of December 31, 2023 was used. Mr. Buten is not entitled to receive continued life insurance coverage upon a Qualifying CIC Termination.
(6)     All outstanding stock options granted under the 2022 Plan would vest upon a Change in Control (as defined in the 2022 Plan).
(7)    Upon such a termination of employment, the NEO is entitled to full vesting of all outstanding equity awards pursuant to the respective NEO's employment agreements (or, in the case of Dr. Car, offer of employment) with Biohaven Pharmaceuticals, Inc. and, for Dr. Coric and Mr. Buten, their employment agreements with Biohaven Ltd.
(8)    Mr. Buten is entitled to a lump sum severance payment of $350,000 under his employment agreement with Biohaven Ltd. if he is terminated from his position. Pursuant to his employment agreement with Biohaven Pharmaceuticals, Inc., if Mr. Buten experiences a Qualifying Termination, he is entitled to receive severance payments equal to 150% the sum of his then-current annual base salary plus annual target bonus, paid in equal installments for 18 months following his termination of employment. He would also be eligible to receive a pro-rata bonus payment for the year in which he is terminated, to be determined and made at the sole discretion of the board, equal to his target bonus opportunity, if any, which would have been awarded to him had he remained employed for the applicable performance period. The amount in the table above does not include this pro-rata bonus as the amount cannot currently be determined. If Mr. Buten experiences a Qualifying CIC Termination, Mr. Buten will receive the same payments as above, as well as an additional amount equal to his target bonus, payable in equal installments over 12 months.
(9) Pursuant to his employment agreement with Biohaven Pharmaceuticals Inc., if Mr. Buten is terminated due to death or disability, he is entitled to receive severance payments equal to 150% the sum of his then-current annual base salary plus annual target bonus, paid in equal installments for 18 months following his termination of employment. He would also be eligible to receive a pro-rata bonus payment for the year in which he is terminated, to be determined and made at the sole discretion of the board, equal to his target bonus opportunity, if any, which would have been awarded to him had he remained employed for the applicable performance period. The amount in the table above does not include this pro-rata bonus as the amount cannot currently be determined. If the termination is due to disability, the amount of severance paid to Mr. Buten is reduced by any disability benefits Mr. Buten receives under Biohaven Pharmaceuticals, Inc.'s disability insurance policies, however, no such reduction is assumed for purposes of the table above.
(10)    Ms. Gentile is entitled to receive severance payments equal to six months of her base salary following termination.
(11)    Pursuant to his employment agreement with Biohaven Pharmaceuticals, Inc., if Dr. Car experiences a Qualifying Termination, he is entitled to receive severance payments equal to the sum of his base salary and target bonus, payable in substantially equal installments over twelve months following his termination of employment. He would also be eligible to receive a pro-rata bonus payment for the year in which he is terminated, to be determined and made at the sole discretion of the board, equal to his target bonus opportunity, if any, which would have been awarded to him had he remained employed for the applicable performance period. The amount in the table above does not include this pro-rata bonus as the amount cannot currently be determined.

(12) Pursuant to his employment agreement with Biohaven Pharmaceuticals, Inc., if Dr. Car experiences a Qualifying CIC Termination, he is entitled to receive severance payments equal to the sum of his base salary and two times the amount of his target bonus, payable in substantially equal installments over twelve months following his termination of employment. He would also be eligible to receive a pro-rata bonus payment for the year in which he is terminated, to be determined and made at the sole discretion of the board, equal to his target bonus opportunity, if any, which would have been awarded to him had he remained employed for the applicable performance period. The amount in the table above does not include this pro-rata bonus as the amount cannot currently be determined.
(13) Pursuant to his employment agreement with Biohaven Pharmaceuticals Inc., if Dr. Car is terminated due to death or disability, he is entitled to receive severance payments equal to the sum of his base salary and target bonus, payable in substantially equal installments over twelve months following his termination of employment. He would also be eligible to receive a pro-rata bonus payment for the year in which he is terminated, to be determined and made at the sole discretion of the board, equal to his target bonus opportunity, if any, which would have been awarded to him had he remained employed for the applicable performance period. The amount in the table above does not include this pro-rata bonus as the amount cannot currently be determined. If the termination is due to disability, the amount of severance paid to Dr. Car is reduced by any disability benefits Dr. Car receives under Biohaven Pharmaceuticals, Inc.'s disability insurance policies, however, no such reduction is assumed for purposes of the table above.
PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive "compensation actually paid" (or "CAP") to the Company's principal executive officer ("PEO") and non-PEO named executive officers (the "Non-PEO NEOs"), and certain aspects of the financial performances of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our CD&A.
Pay Versus Performance Table(1)

					Value of Fixed $100 Investment Based on:(4)
Year(2)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Total Shareholder Return ("TSR") ($)	Peer Group TSR ($)(5)	Net Income ($ Millions)
2023	$6,819,189	$22,153,967	$2,633,253	$7,527,058	611.43	111.67	(413)
2022	$5,971,479	$9,969,149	$1,905,190	$3,167,612	198.29	103.78	(570)
(1)    At this time, given that we are a research and development company without revenue, we do not use any specific company-selected financial measures for purposes of determining CAP. Similar to many companies in the biotechnology industry, our annual incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. Accordingly, this disclosure does not present a Company-Selected Measure in the table above, nor a Tabular List of our most important financial metrics.

(2)    Dr. Vlad Coric served as the PEO for 2023 and the period from the closing of the Separation on October 3, 2022 through December 31, 2022. Our Non-PEO NEOs for (i) 2023 were Matthew Buten, Kim Gentile and Dr. Bruce Car and (ii) 2022, for the period from the closing of the Separation on October 3, 2022 through December 31, 2022, were Matthew Buten and Dr. Bruce Car.

(3)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers during the applicable years. These amounts reflect the Summary Compensation Table Total with certain adjustments made in accordance with Item 401(v) and as described in footnote 3 below.

(4)    These amounts represent compensation paid to Dr. Coric and an average for our Non-PEO NEOs for each corresponding fiscal year in the "Total" column of the Summary Compensation Table, adjusted as follows:

	2023		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$6,819,189	$2,633,253	$5,971,479	$1,905,190
Minus option award value reported in SCT for the covered year	$(4,860,630)	$(1,701,221)	$(4,720,774)	$(1,490,771)
Plus vesting-date fair value of equity awards granted during year that vested during year	$1,215,158	$425,316	$1,180,194	$372,693
Plus year end fair value of equity awards granted during the covered year that remain outstanding and unvested as of last day of the covered year	$5,143,500	$1,800,210	$7,538,250	$2,380,500
Change in fair value from last day of prior year to vesting date of unvested equity awards granted in any prior year that vested during year	$1,339,500	$423,000	$—	$—
Change in fair value from last day of prior year to last day of year of outstanding and unvested equity awards	$12,497,250	$3,946,500	$—	$—
Compensation Actually Paid	$22,153,967	$7,527,058	$9,969,149	$3,167,612
(5)    Total Shareholder Return is cumulative for the measurement periods beginning on October 3, 2022, the closing of the Separation, and ending on December 31 of each 2023 and 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K. Historical stock performance is not necessarily indicative of future stock performance.

(6)    "Peer Group" represents the S&P Biotechnology ETF, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

Relationship between CAP and TSR
The graph below illustrates the relationship between CAP for the PEO and Non-PEO NEOs and our TSR.

CAP versus Total Shareholder Return*
Compensation Actually Paid ($ Millions)
Total Shareholder Return (TSR)
0
5
10
15
20
25
0
100
200
300
400
500
600
700
Oct 2022
Dec 2022
Dec 2023
0
0
10.0
3.2
22.2
7.5
100
198.29
611.43
103.78
111.67
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Biohaven Ltd. TSR
S&P Biotechnology ETF TSR

_______________________________________________________________________________
* $100 invested on October 3, 2022, the closing of the Separation, in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Relationship between CAP and GAAP Net Loss
The graph below illustrates the relationship between CAP for the PEO and Non-PEO NEOs and our net loss during the two most recently completed fiscal years.

CAP versus Net Loss
Compensation Actually Paid ($ Millions)
Total Shareholder Return (TSR)
25.0
20.0
15.0
10.0
5.0
-
(5.0)
(10.0)
(15.0)
(20.0)
(25.0)
600
400
200
-
(200)
(400)
(600)
10.0
3.2
22.2
7.5
(570)
(413)
2022
2023
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Biohaven Ltd. Net Loss

Relationship between Company TSR and Peer Group TSR
The graph below compares our TSR over the two most recently completed fiscal years to that of the S&P Biotechnology ETF over the same period.

Comparison of TSR of Biohaven Ltd. and S&P Biotechnology ETF*
Total Shareholder Return (TSR)
700.00
600.00
500.00
400.00
300.00
200.00
100.00
-
611.43
198.29
100.00
100.00
103.78
111.67
Oct 2022
Dec 2022
Dec 2023
Biohaven Ltd. TSR
S&P Biotechnology ETF TSR

_______________________________________________________________________________
* $100 invested on October 3, 2022, the closing of the Separation, in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of all non-employee directors of the Company. Dr. Coric, our chief executive officer, is also a director but did not receive any additional compensation for his services as a director. Dr. Coric’s compensation is set forth and discussed in the “Executive Compensation” section. The table below does not include reimbursements to our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Irina Antonijevic	57,000	485,937	542,937
Gregory H. Bailey, M.D.	60,000	485,937	545,937
John W. Childs	70,000	485,937	555,937
Julia P. Gregory	82,000	485,937	567,937
Michael T. Heffernan	112,000	485,937	597,937
Robert J. Hugin	77,000	485,937	562,937
Kishan Mehta	50,000	485,937	535,937
(1)    This column reflects the full grant date fair value for awards granted during the year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing the stock option awards are described in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)    On May 2, 2023 each of our non-employee directors received an option grant to purchase 52,906 common shares at an exercise price of $13.20 per share. The shares underlying this option fully vest on the earlier of (a) May 2, 2024, or (b) the date of the 2024 Annual Meeting of Shareholders, in each case subject to continued service as a director through each such date.
(3)    The following table provides information about outstanding stock options held by each of our non-employee directors as of December 31, 2023:

Name	Option Awards
Irina Antonijevic	166,906(i)
Michael T. Heffernan	177,906(ii)
Gregory H. Bailey, M.D.	177,906(ii)
Robert J. Hugin	177,906(ii)
John W. Childs	177,906(ii)
Julia Gregory	177,906(ii)
Kishan Mehta	177,906(ii)
(i)    These option awards consist of (a) an option to purchase 114,000 common shares, of which 51,500 are fully vested and the remaining will vest in two equal installments on October 3, 2024 and 2025, and (b) an option to purchase 52,906 common shares, all of which will vest on the earlier of (x) May 2, 2024 or (y) the date of the 2024 Annual Meeting of Shareholders. Vesting is subject to the non-employee director's continuous service through each such vesting date.
(ii)    These option awards consist of (a) an option to purchase 125,000 common shares, of which 62,500 are fully vested and the remaining will vest in two equal installments on October 3, 2024 and 2025, and (b) an option to purchase 52,906 common shares, all of which will vest on the earlier of (x) May 2, 2024 or (y) the date of the 2024 Annual Meeting of Shareholders. Vesting is subject to the non-employee director's continuous service through each such vesting date.

Director Compensation Policy
Our director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our shareholders. In developing the director compensation policy, the Company's compensation committee seeks input from its compensation consultant, Aon.
Annual Cash Compensation
Under our director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chair of the Board and the chair of each committee receive an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board. The retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Board Service Retainer
All non-employee directors	$50,000
Non-executive Chair of the Board (in addition to non-employee director service retainer above)	$35,000
Annual Committee Member Service Retainer
Member of the Audit Committee	$10,000
Member of the Compensation Committee	$10,000
Member of the Nominating and Corporate Governance Committee	$7,000
Annual Committee Chair Service Retainer
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$20,000
Chair of the Nominating and Corporate Governance Committee	$10,000
We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.
Annual Equity Compensation
The equity compensation set forth below is granted under the 2022 Plan. All stock options granted under this plan and the director compensation policy are nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the 2022 Plan) of the underlying common shares on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2022 Plan).
Initial Equity Grant
On September 29, 2022 the Board approved an option grant of 125,000 shares for each of non-employee directors, to be granted following the closing of the Separation. This initial grant is in lieu of any and all initial grants that a director would otherwise be entitled to pursuant to the subsequently adopted non-employee director compensation policy for election to the Board (or, if such date is not a market trading day, the first market trading day thereafter). The common shares subject to each stock option will vest as follows: 25% on grant and 25% on each of the following three anniversaries, subject to the non-employee director’s continuous service through each such vesting date.
Annual Equity Grant
On the date of each annual shareholder meeting, each non-employee director who continues to serve as a non-employee member after the annual shareholder meeting of the Board will automatically, and without further action by the Board or compensation committee of the Board, be granted a stock option to purchase common shares with an aggregate grant date fair value of $485,944. The shares subject to each stock option will vest in full on the earlier of (a) the first anniversary of the applicable annual shareholder meeting at which the option was granted or (b) the date of the annual shareholder meeting following the annual shareholder meeting at which the option was granted, in each case subject to the non-employee director’s continuous service through such vesting date. The Board determined that the equity grants should have a set fair market value to better align with market practice and to ensure that no non-employee director, as a result of the volatility in our stock price, receives equity compensation that, when aggregated with annual compensation, exceeds the $1,000,000 limit set forth in the 2022 Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows information regarding our equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)(1)
Equity compensation plans approved by security holders	11,379,429	$11.48	1,090,383
Equity compensation plans not approved by security holders	—	—	—
Total	11,379,429	$11.48	1,090,383
(1)    Consists of (i) 173,899 common shares related to the 2022 Plan and (ii) 916,484 common shares related to the 2022 Employee Stock Purchase Plan (the "ESPP") reserved for future issuance as of December 31, 2023. The number of common shares reserved for issuance under the 2022 Plan automatically increases on January 1 of each calendar year through January 1, 2032, by 4% of the total number of common shares outstanding on December 31 of the preceding calendar year, provided that prior to the date of any such increase, the Board may determine that such increase will be less than the amount set forth above. Pursuant to this authority, an additional 3,244,628 shares were added to the number of available shares under the 2022 Plan effective January 1, 2024. The number of common shares reserved for issuance under the ESPP automatically increases on January 1 of each calendar year through January 1, 2027, by 1% of the total number of common shares outstanding on December 31 of the preceding calendar year, provided that prior to the date of any such increase, the Board may determine that such increase will be less than the amount set forth above. Pursuant to the terms of the Company's 2022 ESPP, an additional 811,157 common shares were added to the number of available shares under the 2022 ESPP effective January 1, 2024. As of the date of this proxy statement, 159,189 common shares have been purchased under the ESPP.
(2)    The weighted-average exercise price does not include RSUs.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:
•    the risks, costs and benefits to us;
•    the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•    the availability of other sources for comparable services or products; and
•    the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
CERTAIN RELATED PARTY TRANSACTIONS
Except as described below, there have been no transactions since the beginning of our last fiscal year, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Katrina VanTyne
Katrina VanTyne, who is the sibling of Ms. Gentile, an executive of the Company, became an employee of the Company on October 3, 2022. Ms. VanTyne holds the title of Social Media Communications, and her annual base salary is $117,968. Ms. VanTyne also received an annual bonus of $37,356 related to services performed in the year ended December 31, 2023, and other compensation of $7,774 consisting of Company contributions to her account under our

401(k) plan and life insurance premiums paid by the Company in 2023. In the year ended December 31, 2023, Ms. VanTyne received the following option grants:

Date of Grant	Number of Common Shares Underlying Options (#)	Exercise Price per Share ($)	Vesting Schedule
November 2, 2024	2,025	29.49	Four installments on each of November 2, 2023, 2024, 2025, and 2026, subject to Ms. VanTyne's continuing service through each vesting date.
On January 2, 2024, Ms. VanTyne received the following equity grants in respect to her 2023 performance:

Date of Grant	Number of Common Shares Underlying Options (#)	Exercise Price per Share ($)	Vesting Schedule	Number of Common Shares Underlying RSUs (#)	Grant Date Fair Value per Share ($)	Vesting Schedule
January 2, 2024	2,475	41.93	Four installments on each of January 2, 2024, 2025, 2026, and 2027, subject to Ms. VanTyne's continuing service through each vesting date.	2,025	41.93	Four installments on each of January 2, 2024, 2025, 2026, and 2027, subject to Ms. VanTyne's continuing service through each vesting date.
The transactions with Ms. VanTyne are not subject to our Related Person Transaction Policy, as they are solely related to compensation for services as an employee or consultant of the Company.
Pyramid Acquisition
In January 2024, the Company acquired Pyramid Biosciences, Inc. ("Pyramid"), pursuant to an Agreement and Plan of Merger, dated January 7, 2024 ("the Pyramid Agreement"). The acquisition of Pyramid was approved by the Company's Board of Directors, with both Dr. Coric and Mr. Childs abstaining from voting. In consideration for the Pyramid acquisition, Biohaven made an upfront payment of $10,000,000 in common shares of the Company. As a result of this payment, on January 8, 2024, Dr. Coric and Mr. Childs received 16,168 and 48,505 common shares of the Company, respectively, in exchange for shares of Pyramid common stock they held immediately prior to the Pyramid acquisition. The shares issued to Dr. Coric and Mr. Childs were valued at approximately $760,866 and $2,282,645, respectively, based on the closing Company share price on the date of the issuance. Dr. Coric is a related party as our chief executive officer and as a director since our formation and Mr. Childs is a related party as a director.
Biohaven has also agreed to make additional success-based payments comprised of (i) up to $10,000,000 based on developmental and regulatory milestones for the lead asset, BHV-1510 (formerly known as PBI-410), (ii) up to an additional $30,000,000 based on developmental and regulatory milestones for a second asset (formerly known as PBI-200) and (iii) up to $40,000,000 for commercial sales-based milestones of BHV-1510. Contingent developmental and regulatory milestone payments may be paid in cash or Biohaven common shares at the election of Biohaven and commercial sales-based milestones are to be made in cash.
On March 8, 2024, Biohaven made a payment of $5,000,000 in common shares of the Company related to the achievement of a regulatory milestone which became due under the Pyramid Agreement. As a result of this payment, Dr. Coric and Mr. Childs received 6,472 and 19,412 common shares of the Company, respectively, in exchange for shares of Pyramid common stock they held immediately prior to the Pyramid acquisition. The shares issued to Dr. Coric and Mr. Childs were valued at approximately $375,182 and $1,125,314, respectively, based on the closing Company share price on the date of the issuance.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Biohaven’s shareholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Biohaven. Direct your written request to Biohaven Ltd., Attn: Corporate Secretary, Biohaven Ltd., c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, CT 06510 or by phone at (401) 274-9200 or email at Douglas.Gray@lockelord.com. Shareholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, including the Cover Letter from our Chief Executive Officer accompanying it, contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this proxy statement are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may”, “will”, “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. These forward-looking statements include, but are not limited to, statements about:
•
•our ongoing and planned clinical trials, including discovery and proof of concept trials, the status of our ongoing clinical trials, commencement dates for new clinical trials, and the timing of clinical trial results;
•our plans to pursue research and development of other products;
•anticipated future milestones, contingent and royalty payments and lease payments (and, in each case, their expected impact on liquidity);
•our commercialization, marketing and manufacturing capabilities and strategy; and
•our estimates regarding future revenues, expenses and needs for additional financing.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:
•disruption from the separation from Biohaven Pharmaceutical Holding Company Ltd. (the "Separation") making it more difficult to maintain business and operational relationships;
•unknown liabilities;
•the risk of litigation and/or regulatory actions related to the Separation or our business;
•future business combinations or disposals;
•risks related to diverting management’s attention from the Company’s ongoing business operation;
•our ability to enter into additional collaborations with third parties;
•the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
•our intellectual property position;
•the rate and degree of market acceptance of our products or product candidates, and our estimates regarding the potential market opportunity for our product candidates;
•our competitive position, including our competitors and competing products (including biosimilars);
•the impact of economic conditions, including increases in interest rates and inflation, on the costs of raw materials, wages, manufacturing and clinical trials and on borrowing costs; and
•the timing and anticipated amounts of future tax payments and benefits (including the potential recognition of unrecognized tax benefits), as well as timing of conclusion of tax audits.
Any forward-looking statements in this proxy statement reflect our current views with respect to future events and with respect to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, under Part I, Item 1A. Risk Factors and elsewhere therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward- looking statements for any reason, even if new information becomes available in the future.
This proxy statement contains estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this report. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analyses that may, in the future, not prove to have been accurate.
WEBSITES
References to our website or other links to its publications or other information are provided for the convenience of our shareholders. None of the information or data included on our website or accessible at these links is incorporated into, and will not be deemed to be a part of, the proxy statement or any of our other filings with the SEC.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Dated: March 18, 2024
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Biohaven Ltd., Attn: Corporate Secretary, 215 Church Street, New Haven, CT 06510.

biohaven

BIOHAVEN LTD.
215 CHURCH STREET
NEW HAVEN, CT 06510

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V29376-P04965

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BIOHAVEN LTD.

1. Election of Directors for a term expiring at the 2027 Annual Meeting of shareholders:

Nominees:	**For**	**Against**	**Abstain**
1a. Julia P. Gregory	☐	☐	☐
1b. John W. Childs	☐	☐	☐
1c. Gregory H. Bailey, M.D.	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal year 2024.	☐	☐	☐

The Board of Directors recommends you vote for the frequency of "1 YEAR" on the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V29377-P04965

Biohaven Ltd.
Annual Meeting of Shareholders
April 30, 2024 10:00 AM Local Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s), as proxies, Vlad Coric, M.D. and Matthew Buten, and/or any of their designees, with full power of substitution, to represent and to vote as designated on the reverse side of this ballot, all of the common shares of Biohaven Ltd. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM Local Time on April 30, 2024, at The Rosewood Bermuda, Tucker's Point Drive 60, Tuckers Point Drive, HS 02, Bermuda, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side